As filed with SEC on June 29, 2006,
                              File No. ___________

                      Exhibit list can be found on page 50

                  UNITED STATES SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            IMPLANTABLE VISION, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

       UTAH                            7990                       95-4091368
------------------------     ----------------------------     -----------------
(State of Incorporation)      (Primary Standard Industrial    (I.R.S. Employer
                               Classification Code Number)   Identification No.)

                    25730 Lorain Rd., North Olmsted, OH 44070
                          ---------------------------
               (Address of principal executive offices) (Zip Code)

                          Dr. George Rozakis, President
                    25730 Lorain Rd., North Olmsted, OH 44070
                          ---------------------------
                         (Agent for Service of Process)

                         Copy of all communications to:
                      Michael A. Littman, Attorney at Law
                       7609 Ralston Road, Arvada, CO 80002
                      Phone: 303-422-8127 Fax: 303-431-1567

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box |X|.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

                       (COVER CONTINUES ON FOLLOWING PAGE)

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.

If delivery of the prospectus is expected to be made pursuant to Rule 434; please check the following box |_|.

                         CALCULATION OF REGISTRATION FEE

-------------------------   -------------------------- -------------------------- -------------------------- -----------------------
  Title of each class of       Proposed Amount to be        Proposed Maximum           Proposed Maximum       Amount of Registration
securities to be registered       Registered (1)        Offering Price Per Share   Aggregate Offering Price           Fee
                                                                   (2)                        (2)
-------------------------   -------------------------- -------------------------- -------------------------- -----------------------
Common Stock                 3,797,895                  $3.75                      $14,242,106                $1,804.47
-------------------------   -------------------------- -------------------------- -------------------------- -----------------------
Common Stock Underlying      8,000,000                  $3.75                      $30,000,000                $3,801.00
"A" Warrants
-------------------------   -------------------------- -------------------------- -------------------------- -----------------------
Common Stock Underlying      8,000,000                  $3.75                      $30,000,000                $3,801.00
"B" Warrants
-------------------------   -------------------------- -------------------------- -------------------------- -----------------------
Common Stock to be issued    10,000,000                 $3.75                      $37,500,000                $4,751.25
upon conversion of Series
"A" Convertible Preferred
-------------------------   -------------------------- -------------------------- -------------------------- -----------------------
Total                        29,797,895                                            $111,742,106               $14,157.72
------------------------- -------------------------- -------------------------- -------------------------- -----------------------


(1)Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the Registration Fee pursuant to Rule 457, as amended, based on the average of the bid and ask prices for Registrants common stock as reported on the OTC Bulletin Board on June 28, 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Preliminary Prospectus - Subject to Completion Date of Prospectus:

                            IMPLANTABLE VISION, INC.
                    25730 Lorain Rd., North Olmsted, OH 44070
                                 (303) 422-8127

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY IMPLANTABLE VISION, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER THE SELLING SECURITY HOLDERS NOR WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       29,797,895, SHARES OF COMMON STOCK

Our business plan intends to commercialize the Phakic intraocular Lens (inside-the-eye contact lens) to capture a portion of the refractive surgery market. The lens is designed to provide the surgeon and the patient with an alternative to LASIK that is not only reversible, but also provides a higher quality of vision. The lens is implanted inside the eye and directly behind the iris (the colored part of the eye). The procedure takes no longer than 10 minutes and if for some reason the results aren't satisfactory to the patient, the lens can easily be removed.

We do not currently produce or sell any product based on our technology and may not market any due to the lack of regulatory approval.

This prospectus relates to

     1) The resale by the selling stockholders of 3,797,895 shares of our existing common stock.
     2) The sale of up to 8,000,000 shares pursuant to the exercise of "A" Warrants at $2.00 per share.
     3) The sale of up to 8,000,000 shares pursuant to the exercise of "B" Warrants at $5.00 per share.
     4) The sale of up to 10,000,000 shares pursuant to the conversion to common of Series "A" Preferred Convertible Stock held by shareholders.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Please see the "Selling Stockholders" section in this prospectus for a complete description of all of the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders, but will receive proceeds from the exercise of "A" Warrants and "B" Warrants.

Our offering is not being underwritten. Our shareholders are offering shares of common stock owned by them to purchasers directly, or through agents, brokers or dealers at market or negotiated prices at the time of the sale. The stock currently trades on the OTCBB under the symbol "IMVS" and prices may be negotiated variably by each individual shareholder at the time of any sale, in the public market or in private sales (see "Plan of Distribution.") Our selling shareholders' shares registered under this prospectus may be sold over an extended period of time, on a delayed or continuous basis.

WE URGE YOU TO READ THE RISK FACTORS ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION. SEE "RISK FACTORS" BEGINNING ON PAGE 6. THE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                TABLE OF CONTENTS

                                                                                                                   PAGE

Prospectus Summary                                                                                                 3
The Offering                                                                                                       7
Selling Shareholders                                                                                               8
Risk Factors                                                                                                       10
Risks Related to Our Business                                                                                      13
Our Business                                                                                                       21
Other Government Regulation                                                                                        25
Competition                                                                                                        25
Marketing and Sales Plan                                                                                           27
Administrative Offices                                                                                             29
Employees                                                                                                          29
Legal Proceedings                                                                                                  29
Changes in & Disagreements with Accountants                                                                        29
Market Risk                                                                                                        29
Plan of Operation                                                                                                  30
Critical Accounting Policies                                                                                       31
Management's Discussion and Analysis of Financial Condition and Results of Operations                              32
Liquidity and Capital Resources                                                                                    33
Need for Additional Financing                                                                                      33
Submission of Matters to a Vote of Security Holders                                                                33
Use of Proceeds                                                                                                    34
Directors and Executive Officers and Significant Members of Management                                             34
Executive Compensation                                                                                             38
Summary Compensation Table of Executives                                                                           38
Summary Compensation Table of Directors                                                                            39
Security Ownership of Certain Beneficial Owners and Management                                                     39
Certain Relationships & Related Transactions                                                                       40
Description of Securities                                                                                          41
Price Range of Our Common Stock & Stockholder Matters                                                              42
Report to Stockholders                                                                                             43
Transfer Agent and Registrar                                                                                       43
Limitations on Director Liability                                                                                  44
Plan of Distribution                                                                                               44
Determination of Offering Price                                                                                    45
Experts                                                                                                            45
Legal Matters                                                                                                      45
Where You Can Find Information                                                                                     45
Financial Statements                                                                                               F-1

PROSPECTUS SUMMARY THIS SUMMARY HIGHLIGHTS SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION.

                            IMPLANTABLE VISION, INC.
                    25730 Lorain Rd., North Olmsted, OH 44070
                                 (303) 422-8127

IMPLANTABLE VISION, INC.

Implantable Vision, Inc. ("IVI") was formed under Utah law in 1981 under the name of Arrowhead Energy Corp. It was reorganized in July 1988 as Capital Television Network, Inc. after a Chapter 11 for Arrowhead Energy Corp. We amended our name to Royal Casino Group, Inc. and E-Commerce West Corp. and Internet Business Group, Inc. and Baymark Technologies, Inc. and finally to Implantable Vision, Inc. from 1996 to date. Our principal place of business is 25730 Lorain Road, North Olmsted, Ohio 44070, telephone (303) 422-8127. Our website is www.implantablevision.com. We and our officers, directors, and significant shareholders file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

CAPITALIZATION

As a result of the Reorganization (described below), we have a complex equity capital structure. This is summarized in the following table as of June 28, 2006.

--------------------------------------------------------------------- --------------------------------------------------------------
                                                                      Pro-Forma Fully Diluted Shares as of June 28, 2006
--------------------------------------------------------------------- --------------------------------------------------------------
Common Stock issued and outstanding                                                                                      22,548,559
--------------------------------------------------------------------- --------------------------------------------------------------
Series A Preferred Convertible Stock (1)                                                                                  1,000,000
--------------------------------------------------------------------- --------------------------------------------------------------
Convertible to 10 shares of Common                                                                                       10,000,000
--------------------------------------------------------------------- --------------------------------------------------------------
Eight "A" Warrants exercisable at $2.00 per share (2)                                                                     8,000,000
--------------------------------------------------------------------- --------------------------------------------------------------
Eight "B" Warrants exercisable at $5.00 per share (3)                                                                     8,000,000
--------------------------------------------------------------------- --------------------------------------------------------------
Total Common Stock Issued and Outstanding assuming conversion of                                                         48,548,559
all Series "A" Preferred and exercise of all warrants
--------------------------------------------------------------------- --------------------------------------------------------------

1. The Series A Preferred Stock is entitled to vote. When we use the term "Series A" in this Prospectus, we intend to refer only to the Series A Preferred Stock. There are one million shares of Series "A" Preferred Stock authorized and outstanding. See "Description of Securities" below.

2.   These Warrants expire December 31, 2006.

3.   These warrants expire March 31, 2007 unless exercised.

We cannot offer any assurance that any warrants will be exercised.

We completed a reorganization by which we acquired 100% of the outstanding interests of JIGJIG, LLC ("Jig"), a privately held Ohio company that was formed in 2004 (the "Reorganization"). In the Reorganization:

We issued 30,000,000 shares of our Common Stock (representing about 90% of our outstanding Common Stock after the Reorganization) (not including preferred stock - Series A) to seven persons or entities for their ownership interest in Jig. We received $475,000 in new capital for debt payments as part of the Closing.

After the completion of the Reorganization, we raised additional capital through the issuance of common stock in a private placement to accredited investors at $1.19 per share to accredited investors.

In addition, two investors have subscribed to purchase 2,310,924 shares at $1.19 per share subject to this Registration Statement becoming effective.

In order to revalue the acquisition, the Company retired 9,300,000 shares of Common Stock from seven persons or entities from their ownership interest in Jig

We intend to commercialize the Phakic Ocular Lens (inside-the-eye contact lens) to capture a portion of the refractive surgery market. Our lens is designed to provide the surgeon and the patient with an alternative to LASIK that is not only reversible, but also provides a higher quality of vision. Our lens is designed to be implanted inside the eye and directly behind the iris (the colored part of the eye). The procedure takes no longer than 10 minutes and does not require an iriditomy (a surgical procedure required in all phakic lens implantations). In addition, if the results aren't satisfactory to the patient, the lens can be easily removed.

The technology was developed by internationally renowned refractive surgery and phakic lens pioneer, George W. Rozakis MD, and one of the original inventors of phakic lenses, Igor Valyunin. Since then, Dr. Rozakis, our CEO, has created a solid foundation by combining a robust product pipeline with expertise in research, clinical trial, manufacturing, regulatory and finance to make this company a force in the ophthalmic marketplace.

We have entered into a Manufacturing & Product Development agreement with Millennium BioMedical, Inc., where one of our directors, Jerry Kaeni, is the president and chief executive officer. This relationship brings over 22 years experience in lens design and manufacturing and also brings significant experience in marketing, clinical trials and distribution with the ophthalmic marketplace. We are finalizing product development and plans to start clinical trials, and obtain CE Mark approval to enter the European and Rest of World markets in Q3-2007.

In addition to our current product portfolio, we have entered into a Definitive Agreement in the form of an Asset Purchase Agreement with Ciba Vision Inc. on June 23, 2006 to purchase intellectual property, patents, trademarks and assumed the Phase III FDA trial sponsorship for the Phakic Refractive Lens ("PRL"), a proprietary ocular lens technology. We paid $1,000,000 plus a royalty on future sales for the conveyance of the assets.

The closing of the PRL deal was subject to our due diligence on the Food and Drug Administrations' ("FDA") requirements for its subsequent approval. Dr. Rozakis and Mr. Valyunin originally designed the PRL and the product is currently in Phase III of the FDA trial process. Management hopes to have it approved for sale in the US within three years.

We are also actively seeking additional technologies to expand its current product offering and develop a robust pipeline. Our two areas of focus within these efforts is the development of a lens to target the presbyopic (bifocals) market and to introduce our current lens portfolio in acrylic material.

         Presbyopia is a natural condition that arises in people over 40 years of age that is currently treated with reading glasses. An estimated 90 million baby boomers in America will develop this condition in the next 10 years - approximately 40% of the entire American population. There are a few technologies currently available, however they do not produce high quality results and do not provide the physician or the patient the reversibility option that our design allows.

         Acrylic is considered by many to be the gold standard material for intraocular lenses. There is no phakic acrylic lens available on the market today and we believe that the introduction of such lens would provide a substantial advantage over our competition.

Our ability to grow depends significantly on our ability to achieve regulatory approval of our product and commence sales and marketing which require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

o        shortfalls in anticipated revenues or increases in expenses;
o        the development of new services; or
o the expansion of our operations, including the recruitment of additional personnel.

There can be no assurance that any additional funds will be available to us to allow us to cover operations expenses or development in the future. After the effective date of this Registration Statement we intend to seek capital and loans to cover operating and expansion expenses of approximately $12,000,000, and we have subscriptions for $2,750,000 in capital, to be funded upon the effectiveness of this Registration Statement.

If revenue from sales is not commenced or operations are unprofitable after sales are commenced, or our product does not achieve regulatory approval, we may need to develop another line of business, or to finance our operations through the sale of assets we have, or enter into the sale of stock for additional capital, none of which may be feasible when needed. As to whether we can continue toward our business goals as set forth herein, we may use all of our available capital without ever generating a profit or sales.

Our products require FDA approval for marketing in the United States and CE Mark approval for marketing in Europe and several other countries. We have not yet applied for either approval. Based on management's experience, we estimate that it may take up to three years to obtain FDA approval and up to 18 months for CE Mark approval of our technology after effectiveness of this registration statement. If these approvals are not achieved, we would not have a product to sell, and we could not develop the new business we are pursuing. We believe we can achieve regulatory approval because our product is similar to existing lens technology which our design may use as a corollary and that we have confirmed its safety and efficacy via initial clinical trials and testing.


                                  THE OFFERING

Our selling shareholders propose to offer 3,797,895 shares of our common stock and subscribers and persons who hold Series "A" Convertible Preferred upon conversion may offer at market prices as quoted on the OTC Bulletin Board or other trading venues or privately negotiated prices, continuously, upon effectiveness of the Registration Statement. There is currently a market price for our stock of $3.75 as of June 16, 2006, and market price may not bear any relation to factors such as a value determination, price earnings ratio, book value, or any other objective criteria, since we have sustained continuing losses and have no positive net book value. (See "Plan of Distribution" for information concerning the offering.)

Our common stock is currently trading on the OTCBB.

WE WILL RECEIVE NONE OF THE NET PROCEEDS TO THE SELLING SHAREHOLDERS BUT WE WILL RECEIVE PROCEEDS OF THE EXERCISE OF THE "A" WARRANTS AND THE "B" WARRANTS OF UP TO $56,000,000 IF SOLD, AND WE WILL RECEIVE $2,750,000 FROM THE SUBSCRIPTION FOR WHICH SHARES ARE BEING REGISTERED HEREBY.

Common stock offered by our selling shareholders and subscribers       3,797,895

Common stock to be issued in conversion of Series "A"
Convertible Preferred Stock Selling Shareholders                      10,000,000

Common stock underlying "A" Warrants                                   8,000,000

Common stock underlying "B" Warrants                                   8,000,000

Common stock outstanding on June 28, 2006 (not including              22,548,559
Subscription for 2,310,924 shares)

Use of Proceeds                         We will not  receive any  proceeds  from
                                        the sale of shares  of  common  stock by
                                        our selling  stockholders,  however,  we
                                        will  receive up to  $16,000,000  if "A"
                                        Warrants  are   exercised,   and  up  to
                                        $40,000,000    if   "B"   Warrants   are
                                        exercised.



OTC Bulletin Board Symbol               IMVS.OB


SELLING SHAREHOLDERS

Our selling shareholders (including subscribers) are offering up to 3,797,895 common shares for sale, which they previously purchased, and are registering 10,000,000 shares which holders will receive upon conversion of Series "A" Convertible Preferred Stock received. (See "Selling Shareholders" and "Plan of Distribution.")

Shares are also being registered for a total of 11 shareholders -- who paid or subscribed for shares at $1.19 per share for 3,787,895 shares for total cash consideration of $4,507,595.05. All the share purchases and subscriptions being registered occurred within the last year.

                              SELLING STOCKHOLDERS

Our Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford our holders of shares of common stock being registered, and Warrant holders and Series "A" Preferred Shareholders the opportunity to sell the shares of common stock in a public market transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

We are registering:

     1) 3,797,895 outstanding shares of common stock owned by selling shareholders or subscribers under the Securities Act.
     2) The sale of up to 8,000,000 shares pursuant to the exercise of "A" Warrants.
     3) The sale of up to 8,000,000 shares pursuant to the exercise of "B" Warrants.
     4) The sale of up to 10,000,000 shares pursuant to the conversion to common of Series "A" Preferred Convertible Stock.

The registration fee related to the registration of these shares is being paid by us. The selling shareholders will be responsible for their own accounting expenses, brokerage commissions or underwriting discounts, and transfer fees incurred in the sale of their shares. The selling security holders intend to sell their shares directly, through agents, dealers, or underwriters in the public market or otherwise on terms and conditions and at prices determined at the time of sale by the selling security holders or as a result of private negotiations between buyer and seller. We will not be assisting the selling security holders in selling their shares. We intend to deliver to the selling security holders copies of a current prospectus to be used in connection with their sales. They will be advised as to the date as of which this prospectus will no longer be current. Expenses of any sale will be borne by the parties as they may agree. We will realize no proceeds from the sale of any of the shares now held by selling shareholders, or Series "A" Preferred shareholders who convert, but will receive proceeds upon exercise of the Class "A" Warrants ($2.00/share) and Class "B" Warrants ($5.00/share).

All of our selling security holders are listed below. We are registering the specified shares owned by each selling security holder (concurrent with the effectiveness of the Registration Statement). If all of the selling security holders are successful in offering all of their shares currently owned, they will own no shares.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Name                        Beneficial        Beneficial       Percentage     Beneficial            Percentage      Percentage
                            Ownership prior   ownership        prior to       Ownership after       after           assuming full
                            to Offering       assuming full    Offering       Offering (Shares)     Offering        conversion of
                                              conversion of                                                         warrants and
                                              Series A                                                              preferred
                                              Preferred
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Wesley Whiting, Former                 5,000                               *                 5,000               *                *
Director
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Redgie Green, Former                   5,000                               *                 5,000               *                *
Director
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Eric Malinski                        256,303                               *               256,303               *                *
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Larry Cahill                       1,680,672                            6.8%             1,470,588            6.8%             3.3%
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
David Clarkson                        42,500                               *                42,500               *                *
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Richard L. Clarkson                   42,500                               *                42,500               *                *
Joanne Clarkson JTWROS
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Richard L Clarkson TTEE               42,500                               *                42,500               *                *
FBO
Lucille S. Ball
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Richard D. Clarkson                   42,500                               *                42,500               *                *
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
John Walz                             42,500                               *                42,500               *                *
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Providence Investment                168,000                               *               168,000               *                *
Management Group
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
H. Thomas Monroe                     210,000                               *               210,000               *                *
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Theon Enderle                        210,000                               *               210,000               *                *
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Maurice Bennett                    1,050,420                            4.2%             1,260,504            4.2%             2.1%
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
The Regency Group, LLC                     *       10,000,000              *                     *               *            19.7%
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------
Total Shares Subject to           29,797,895
Registration
--------------------------- ----------------- ---------------- -------------- --------------------- --------------- ----------------

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

In our effort to make the information in this Prospectus more meaningful, this Prospectus contains both historical and forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements within the respective meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Prospectus reflect the current expectations of our management concerning future results and events.

The forward-looking statements are not statements of historical fact, but may use such terms as "may," "expects to" and other terms denoting future possibilities. Forward-looking statements include, but are not limited to, those statements relating to our future development, development of our intellectual property or products we expect to be developed from our intellectual property, financial condition, and our ability to acquire the additional financing necessary to undertake business operations as contemplated in this Prospectus. The accuracy of these and other statements in this Prospectus cannot be guaranteed as they are subject to a variety of risks which are beyond our ability to predict or control; these "Risk Factors" and the other factors described in this Prospectus and information incorporated by reference may cause actual results to differ materially from our estimates contained in this Prospectus or in the documents incorporated by reference herein.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this Prospectus. In addition to the factors discussed under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this Prospectus:

     -    Our inability to achieve regulatory approvals;
     -    Our inability to raise subsequent funds to execute our business plan;
     -    The impact of competitive products and/or technologies;
     -    The validity of our intellectual property rights;
     -    Our dependence on key personnel;
     - The volatility of our stock price and the potential adverse impact on our market which may be caused by future sales of restricted securities;
     -    The impact of new technologies;

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this Prospectus. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements in this Prospectus are made only as of the date of this Prospectus and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected anticipated events, objectives, goals or other planned or desired results will occur or otherwise be achieved.

                                  RISK FACTORS

Any investment in our stock has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment as a result of any of these risks.

                       RISK FACTORS RELATED TO OUR COMPANY

OUR AUDITORS HAVE ISSUED A "GOING CONCERN" QUALIFICATION TO THE AUDIT REPORT DUE TO THE CONTINUING LOSSES ON OPERATIONS, WHICH INDICATES THE POTENTIAL FOR BUSINESS FAILURE OF IMPLANTABLE VISION, INC.

A going concern qualification, which, in effect, reflects that we could fail to continue, has been included in the Auditor's report for years ending July 31, 2005 and 2004. We have incurred significant losses from operations for the years ended December 31, 2005 and 2004 and year to date 2006, and such losses are expected to continue. In addition, we have limited working capital. Such factors raise substantial doubt about our ability to continue as a going concern. We cannot assure or guarantee that additional capital and/or debt financing will be available when and to the extent required by us, or that if available, it will be on terms favorable or acceptable to us. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. This may be an indicator of our inability to continue in business, which could cause loss of investment. (See "Management's Discussion and Analysis.")

RULES OF THE SEC ABOUT PENNY STOCKS APPLY TO US AND MAY IMPAIR OUR SHARE PRICE AND MARKETABILITY.

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. (See "Description of Securities Penny Stock Classification.")

"Penny Stocks" are stocks:

     o    with a price of less than $5.00 per share;
     o    that are not traded on a "recognized" national exchange;
     o whose price are not quoted on the NASDAQ automated Quotation at not less than $5.00 per share;
     o issuers with net tangible assets of less than $2 million (if the issuer has been in continuous operation less than three years as is our situation).

The requirements affecting brokers affecting trades in our shares, which are discussed in the Risk Factors immediately following, reduce the potential market for our shares by reducing the number of potential investors. This will make it more difficult for investors in our common stock to sell shares to their parties or to otherwise dispose of them. This, in turn, could cause our stock price to decline, and this impediment to trading could cause difficulty to our stock to ever develop any consistency in volume, or any substantial volume, which negatively affects liquidity of the shares and which may affect our share price negatively.

REGULATIONS REGARDING PENNY STOCKS MAY IMPAIR OUR SHARES' TRADABILITY IN THE MARKET IF ONE EVER DEVELOPS.

Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of investors and broker-dealers to sell our securities and also may adversely affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. (See "Description of Securities.")

INVESTORS SHOULD BE AWARE OF THE RISKS IN THE MARKET FOR PENNY STOCKS AND THE POSSIBILITIES OF FRAUD AND ABUSE.

We want shareholders to be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. We will not be able to control any of such patterns.

WE EXPECT OUR STOCK PRICE TO BE VOLATILE WHICH COULD CAUSE INVESTMENT LOSSES TO PURCHASERS OF OUR STOCK.

The trading price of our common stock is likely to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:

     o    our historical and anticipated quarterly and annual operating results;
     o announcements of new products or services by our competitors or new competing technologies;
     o investor perceptions of us and investments relating to ocular lenses or eye products and technologies;
     o    developments in the ophthalmic industry;
     o    technological innovations;
     o changes in pricing made by us, our competitors or providers of alternative services;
     o    the addition or loss of business customers;
     o variations between our actual results and analyst and investor expectations;
     o conditions or trends in the ophthalmic surgery industry, including regulatory developments;
     o    announcements   by   us   of   significant   developments,   strategic
          partnerships, joint venture or capital commitments;
     o    additions or departures of key personnel;
     o    general market and economic conditions.

In addition, in recent years the stock market in general, and the NASDAQ National Market and the market for internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

OUR FAILURE TO MAINTAIN CURRENT REPORTS UNDER SECTION 12(G) IN THE PAST YEARS IS A NEGATIVE INDICATION OF OUR FUTURE ABILITY TO MAINTAIN SUCH REPORTS WHICH WE ARE REQUIRED TO FILE UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

We were a Reporting Company under Section 12(g) of the Securities & Exchange Act of 1934 since the 1980's but failed to keep up our filings until 2004 when filings were brought current. A failure to file current reports when due will preclude us from being eligible to use Form S-3, if we otherwise are qualified to use it, for registration statements for a period of one year. In addition, if we were to seek an exchange listing, this factor could be viewed negatively in the listing process. Our failure to maintain current reports in the past may also be indicative of the inability of our Company to meet the Reporting requirements of the Exchange Act in the future.

SHARE PURCHASERS COULD SUFFER DILUTION FROM ISSUANCES OF SHARES IN THE FUTURE FOR CONSIDERATION LESS THAN THAT PAID BY OUR CURRENT INVESTORS.

We may issue additional shares to finance our future capital and operations requirements and for research and development of our proposed products. Any issuance will reduce the present percent of ownership of previous investors and will result in additional dilution to investors purchasing shares in the market. (See "Need for Additional Financing.")

FUTURE SALES OF OUR COMMON STOCK BY RESTRICTED SHAREHOLDERS COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR STOCK.

We will have 50,859,483 outstanding shares of common stock after sales of shares registered hereby, including those being offered for resale in this registration and those being registered for conversion from Preferred, and for Warrant exercise. The 29,797,895 shares of common stock offered by the selling shareholders, including the subscription shares and the shares registered for conversion from Series "A" Preferred and for Warrant exercise will be freely tradable without restriction under the Securities Act when our registration statement becomes effective. Subject to restrictions on transfers referred to below, all other shares of common stock which we have not registered are treated as "restricted securities" as defined under the Securities Act (20,700,000 shares) and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of us and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock by causing the supply to exceed demand.

In addition, sales of significant amounts of shares upon conversion of Series "A" Convertible Preferred shareholders who may own 10,000,000 common shares in increments, or the prospect of these sales, could adversely affect the market price of our common stock.

WE MAY ISSUE SHARES TO RAISE CAPITAL OR FOR SERVICES IN THE FUTURE AT A PRICE LOWER THAN THAT PAID BY CURRENT INVESTORS AND SUCH ACTIONS WOULD BE DILUTIVE, EVEN HIGHLY DILUTIVE, OF CURRENT OUTSTANDING SHARES, WHICH WOULD ADVERSELY AFFECT MARKET VALUES.

We will need to raise substantial additional capital and may issue shares for cash, services, or acquisitions at a price less than that paid by current owners, as needs arise. This poses a risk for investors in that there is no protection for them against such dilutive issuances, which could ultimately adversely affect the market and price for our shares, if a market continues.

OUR OPERATING RESULTS IN FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, AND THIS COULD AFFECT OUR MARKET PRICE, IF ANY.

Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include many of which are discussed in other risk factors; such as low revenues, competition, failure to achieve regulatory approval of the product proposed, lack of additional capital, competition, management changes, intellectual property infringement claims, and extremely high operating costs. If our operating results are negatively affected by any of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.

WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL REQUIRED TO GROW OUR BUSINESS. WE MAY HAVE TO CURTAIL OUR BUSINESS IF WE CANNOT FIND ADEQUATE FUNDING, RESULTING ULTIMATELY IN BUSINESS FAILURE.

Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

     o    shortfalls in anticipated revenues or increases in expenses;
     o    the development of new services; or
     o    the  expansion  of  our  operations,   including  the  recruitment  of
          additional personnel.

We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing. Any additional equity financing may involve substantial dilution to our then existing shareholders.


                          RISKS RELATED TO OUR BUSINESS


OUR PRINCIPAL OFFICERS AND DIRECTORS OWN APPROXIMATELY 92% OF OUR STOCK WHICH, IF VOTED IN A BLOCK, WILL BE A CONTROLLING INTEREST AND INVESTORS WILL HAVE A LIMITED VOICE IN OUR MANAGEMENT.

Five of our officers and/or directors, Dr. George Rozakis, Igor Valyunin, William Rozakis, Jerry Kaeni and Dr. Alex Hatsis beneficially own approximately 92% of our outstanding common stock. As a result, they have the ability to control substantially all matters submitted to our stockholders for approval, including:

     o    election of our board of directors;
     o    removal of any of our directors;
     o    amendment of our certificate of incorporation or bylaws; and
     o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN EXPANDING OUR OPERATIONS AND, IF SUCCESSFUL, MANAGING OUR FUTURE GROWTH. As a result of the funds available from the completion of our recent private placement of Common Stock, we will substantially increase the scale of our operations. This increase in scale and expansion of our operations will result in higher operating costs. If we are unable to generate revenues that are sufficient to cover our increased costs, our results of operations will be materially and adversely affected. In addition, we may experience periods of rapid growth, including increased staffing levels. Any such growth will place a substantial strain on our management, operational, financial and other resources, and we will need to train, motivate and manage employees, as well as attract sales, technical, and other professionals. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives would have a material adverse effect on our business, financial condition and results of operations.

GOVERNMENT REGULATORS AND REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

The manufacturing, packaging, labeling, advertising, distribution, and sale of our product, as well as other medical devices, are subject to regulation by a number of federal, state, and local agencies, including but not limited to the FDA and the Federal Trade Commission (FTC). These agencies have a variety of procedures and enforcement remedies available to them, including but not limited to:

     o    Initiating investigations;
     o    Issuing warning letters and cease and desist orders;
     o    Demanding recalls;
     o    Initiating adverse publicity;
     o    Requiring corrective labeling or advertising;
     o    Requiring consumer redress and/or disgorgement;
     o    Seeking injunctive relief or product seizures;
     o    Initiating judicial actions; and
     o    Imposing civil penalties or commencing criminal prosecution.


Federal and state agencies have in the past used these types of remedies in regulating participants in the medical device industry, including the imposition by federal agencies of monetary redress in the millions of dollars. In addition, adverse publicity related to medical devices may result in increased regulatory scrutiny, as well as the initiation of private lawsuits.

If we fail to comply with applicable laws could subject us to severe legal sanctions that could have a material adverse effect on our business and results of operations. Specific action taken against us could result in a material adverse effect on our business and results of operations. Additionally, a state could interpret claims presumptively valid under federal law as illegal under that state's regulations.

FUTURE LAWS OR REGULATIONS MAY HINDER OR PROHIBIT THE PRODUCTION OR SALE OF OUR PRODUCTS.

We may be subject to additional laws or regulations in the future, such as those administered by the FDA, FTC, or other federal, state, or local regulatory authorities. Current laws or regulations may be interpreted more stringently. We are unable to predict the nature of such future laws, regulations or interpretations, nor can we predict what effect they may have on our business.

Possible effects or requirements could include, but are not limited to, the following:

     o    Adaptation of products to meet new standards;
     o    The recall or discontinuance of products;
     o Imposition of additional good manufacturing practices and/or record keeping requirements;
     o    Expanded documentation of the properties of products; and
     o    Expanded or different labeling, or scientific substantiation.


Any such requirements could have material adverse effects on our business or results of operations.

OUR BUSINESS IS SUSCEPTIBLE TO PRODUCT LIABILITY CLAIMS, WHICH COULD ADVERSELY AFFECT OUR WORKING CAPITAL, SHAREHOLDERS' EQUITY AND PROFITABILITY.

The manufacture and sale of any product for human implant raises the risk of product liability claims if a customer alleges an adverse reaction after using the product. These claims may derive from the product itself or a defect found in the product from the manufacturing, packaging, or sales process. Even with the product liability/completed operations insurance we intend to obtain, there will be a risk that insurance will not cover completely or would fail to cover a claim, in which case we may not have the financial resources to satisfy such claims, and the payment of claims would require us to use funds that are otherwise needed to conduct our business and make our products.

We have been subject to product liability claims in the past and continue to be so. As part of our risk management policy, we will obtain third-party product liability insurance coverage. Product liability claims against us may exceed the coverage limits of our insurance policies or cause us to record a self-insured loss. A product liability claim in excess of applicable insurance could have a material adverse effect on our business, financial condition and results of operations. Even if any product liability loss is covered by an insurance policy, these policies have retentions or deductibles that provide that we will not receive insurance proceeds until the losses incurred exceed the amount of those retentions or deductibles. To the extent that any losses are below these retentions or deductibles, we will be responsible for paying these losses. The payment of retentions or deductibles for a significant amount of claims could have a material adverse effect on our business, financial condition, and results of operations.

Any product liability claim would divert managerial and financial resources and could harm our reputation with customers. We cannot assure you that we will not have product liability claims in the future or that such claims would not have a material adverse effect on our business.

WE HAVE NO MANUFACTURING CAPABILITIES AND WE ARE DEPENDENT UPON OTHER COMPANIES TO MANUFACTURE OUR PRODUCT.

We are dependent upon our relationship with an independent manufacturer to fulfill our product needs. We currently only use one manufacturer for the manufacturing process of our product. Our ability to market and sell our product requires that the product be manufactured in commercial quantities and in compliance with applicable federal and state regulatory requirements. In addition, we must be able to manufacture our product at a cost that permits us to charge a price acceptable to the customer while also accommodating any distribution costs or third-party sales compensation. If our current manufacturer is unable for any reason to fulfill our requirements, or seeks to impose unfavorable terms, we will have to seek out other contract manufacturers. While we believe there are other manufacturers available to meet our requirements, a change could result in us having to obtain additional raw materials and testing a new manufacturer's quality control standards. Competitors who perform their own manufacturing may have an advantage over us with respect to pricing, availability of product, and in other areas through their control of the manufacturing process.

MANY OF OUR POTENTIAL COMPETITORS ARE LARGER THAN US AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM FOR SALES, SERVICE, OR WITH NEW PRODUCTS WITH THE RESULT WE MIGHT NEVER BE PROFITABLE AND OUR BUSINESS COULD FAIL.

Substantial competition can be expected in the future in the areas of ocular or ophthalmic products and sales. Competitors may have substantial financial, technical, marketing, and other resources. Competition could result in price reductions, fewer orders, reduced gross margins, loss of market share or an overall ability to achieve market penetration of the new product if approved by FDA or if we receive CE Mark. These companies may use standard or novel imaging techniques. Other companies may develop products that perform better and/or are less expensive than our products. Competitors may develop products that are substantially equivalent to our new proposed products if we get regulatory approval, thereby using our proposed products as predicate devices to more quickly obtain regulatory approval for their own. If overall demand for our products or services should decrease or never develop it will have a material adverse affect on our sales revenues and operating results which could result in our business failure.

FAILURE TO KEEP PACE WITH THE LATEST TECHNOLOGICAL CHANGES COULD RESULT IN PRODUCT OBSOLESCENCE, WHICH COULD RESULT IN DECREASING REVENUES.

The market for our products is characterized by rapid change and technological improvements. Failure to be able to keep pace with new technological developments could result in serious harm to our business and operating results. As a result, our success will depend, in part, on our ability to offer products congruent with the technological advances of our competitors, evolving industry standards and changing client preferences.

OUR INDUSTRY SEGMENT IS INTENSELY COMPETITIVE, AND THEREFORE, WE MAY NOT BE SUCCESSFUL IN OUR BUSINESS DUE TO THOSE COMPETITIVE FACTORS.

The segment of the ophthalmic market in which we compete and the area of our proposed new product is characterized by a number of entrants because of the potential revenue. In addition, our segment of the industry is developing and subject to continuing definition and, as a result, our competitors may better position themselves to compete in our areas of product and services as the market matures. Many of our existing competitors, as well as a number of potential new competitors, have much longer operating histories in the ophthalmic products market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources than we do. Some of our current competitors are Staar Surgical, and Advanced Medical Optics (AMO). If we ever are approved to market our proposed new products, these same competitive factors will or may affect any new product marketing efforts, to our financial detriment.

We will continue to encounter competition from other companies in our market segment. Our competitors may develop services or products that provide significant performance, price, features, creative, financing, or other advantages, superior to those we offer our customers. This could place our Company at a significant competitive disadvantage and cause us to either lose market share and customers for services, or fail to ever achieve significant sales of the proposed new product and fail to ever be profitable. We may not be able to compete successfully. If we are unprofitable on a continuous basis, our business will fail. (See "Plan of Operations.")

WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A HISTORY OF OPERATING LOSSES, AND WE ANTICIPATE FUTURE LOSSES WHICH COULD CAUSE A FAILURE OF OUR COMPANY.

Dr. Rozakis incorporated the predecessor of our company on November 15, 2004 and operated it as a closely held corporation until 2005, and we have a short operating history as a limited liability company for you to review in evaluating our business. We have limited historical financial and operating data upon which you can evaluate our business and prospects. We have no current revenue. We have incurred continued net losses for the past year and one-half of operation which could be an indicator of significant potential for failure. (See "Management's Discussion and Analysis.")

IT IS POSSIBLE THAT OUR OPERATING LOSSES MAY INCREASE IN THE FUTURE AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

We anticipate that we will continue to incur operating losses for the foreseeable future due to a high level of planned operating and capital expenditures in research and development, increased sales and marketing costs, additional personnel hires, greater levels of product development and our general growth objectives related to our proposed new products which we intend to develop. (See "Management's Discussion and Analysis.")

WE CANNOT PREDICT THE IMPACT OF MARKET FLUCTUATIONS IN MONEY MARKETS ON OUR OPERATIONS AND FINANCIAL PICTURE AND FINANCING COSTS COULD ADVERSELY AFFECT OUR PROFITABILITY.

Most of our revenue, expenses, and capital spending will be transacted in US dollars. Our exposure to market risk for changes in interest rates relate primarily to our cash and cash equivalent balances, marketable securities, investment in sales-type leases, and loan agreements. The majority of our investments may be in short-term instruments and therefore subject to fluctuations in US interest rates. Our financing arrangements will periodically renew and increases in interest rates may result in higher interest charges to us. Due to the uncertain nature of such, we cannot assure that this will not have a material adverse impact on our financial condition and results of operations.

IF WE ARE UNABLE TO CONTINUE TO RETAIN THE SERVICES OF DR. GEORGE ROZAKIS, IGOR VALYUNIN, DR. ALEX HATSIS OR JERRY KAENI OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT OR RETAIN QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued service of Dr. George Rozakis, our Chairman and President, Chief Executive Officer, and member of the Board of Directors, Igor Valyunin, a Director, Dr. Alex Hatsis, our Medical Director, and Jerry Kaeni, a Director. Loss of the services of any of them could have a material adverse effect on our growth, revenues, and prospective business. We maintain two year agreements expiring March 2008 with all of these key members of our team. We have key-man insurance on Dr. George Rozakis in the amount of five million dollars. Our success also depends on the performance of our officers and key employees. They are Dr. George Rozakis, Igor Valyunin, Dr. Alex Hatsis, William Rozakis and Jerry Kaeni. Several Members of our management team have worked together for at least 10 years. We have employment agreements through March 2008 with all four of our officers and key employees. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. We face intense competition for qualified personnel, particularly in materials science, optical engineering, manufacturing, financial services, distribution, marketing and/or operations. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is so intense that there can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

PHYSICIANS, HOSPITALS AND CLINICS MAY NOT BUY, OR USE OUR PRODUCTS IN SUFFICIENT NUMBERS, WHICH COULD RESULT IN DECREASED REVENUES.

Physicians, Hospitals and clinics may not use or accept our proposed new products as effective, reliable, and cost-effective. Factors that could inhibit such acceptance include:

     o If customers conclude that the costs of these products exceed the cost savings associated with the use of these products;
     o    If customers are financially unable to purchase these products;
     o If adverse patient events occur with the use of these products, generating adverse publicity;
     o If we lack adequate resources to provide sufficient education and training to potential customers; and
     o If frequent product malfunctions occur, leading clinicians to believe that the products are unreliable.

If any of these or other factors results in the non-use of our services or non-purchase of our products, we will have reduced revenues to allow growth or potential profitability.

AS A  RESULT  OF BEING  IN THE  MEDICAL  DEVICE  INDUSTRY,  WE NEED TO  MAINTAIN
SUBSTANTIAL INSURANCE COVERAGE, WHICH COULD BECOME VERY EXPENSIVE OR HAVE LIMITED AVAILABILITY, AND THIS FACTOR COULD LIMIT OUR ABILITY TO OFFER SERVICES AND PRODUCTS WHICH IN TURN WOULD IMPAIR REVENUES.

Our marketing and sale of products and services related to the medical device field creates an inherent risk of claims for liability, and most purchasers of new products will require insurance coverage. As a result, we will carry product liability insurance with an aggregate limit of $2,000,000 and $1,000,000 per occurrence and will continue to maintain insurance in amounts we consider adequate to protect us from claims. We cannot, however, be assured to have resources sufficient to satisfy liability claims in excess of policy limits if required to do so. Also, there is no assurance that our insurance provider will not drop our insurance or that our insurance rates will not substantially rise in the future, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts which would result in increased exposure to claims.

OUR FUTURE SIGNIFICANT GROWTH DEPENDS UPON OBTAINING REGULATORY APPROVAL OF ANY NEW PRODUCTS WE DEVELOP; AND OUR FAILURE TO ACHIEVE REGULATORY APPROVAL COULD RESULT IN NEVER GENERATING REVENUE FROM NEW PRODUCTS, WHICH WOULD JEOPARDIZE OUR BUSINESS.

Before marketing any new products, we may be required to complete one or more clinical investigations of each product by the FDA or CE Mark regulating bodies. For our proposed intraocular product we estimate that it will take up to three years for the device to be FDA approved and 18 months to receive CE Mark after effectiveness of this registration statement. There can be no assurance that the results of such clinical investigations will be favorable to us. We will not know the results of any study, whether favorable or unfavorable, until after the study has been completed. Such data must be submitted to the regulating body as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the regulating body may dispute any claims of safety, efficacy, or clinical utility and not allow the product to be marketed. Also, the sale price of the proposed product may not be enough to recoup the amount of our investment in conducting the investigative studies. If we are unable to achieve FDA approval and/or CE Mark of our proposed product, we will have invested substantial R&D capital without result, and we have no other existing products for revenues or growth of our Company. (See "Regulatory Approval Process" at p. 20.)

WE WILL INCUR SUBSTANTIAL EXPENSES AND CAN BE EXPECTED TO INCUR LOSSES IN DEVELOPING NEW PRODUCTS, AND THE CONTINUATION OF SUCH LOSSES WITHOUT MORE CAPITAL TO OVERCOME THE NEGATIVE OPERATING CASH FLOW WOULD CAUSE OUR COMPANY TO FAIL.

The area of medical device research is subject to rapid and significant technological changes. Developments and advances in the medical industry by either competitors or neutral parties can affect our business in either a positive or negative manner. Developments and changes in technology that are favorable to us may significantly advance the potential of our research while developments and advances in research outside of the methods we are using may severely hinder, or halt our development completely.

We are a small company in terms of employees, technical and research resources and capital. We expect to have significant research and development, sales and marketing, and general and administrative expenses for several years. These amounts may be expended before any commensurate incremental revenue from these efforts may be obtained. These factors could hinder our ability to meet changes in the medical industry as rapidly or effectively as competitors with substantially more resources.

WE MAY BE UNABLE TO PROTECT OUR TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY RIGHTS THAT ARE IMPORTANT TO OUR BUSINESS WITH THE RESULT THAT OUR REVENUES COULD BE ADVERSELY AFFECTED, OUR UNPROFITABILITY WOULD CONTINUE, AND OUR BUSINESS COULD FAIL.

We regard our trademarks, trade secrets and other intellectual property as an integral component of our success. We rely on trademark law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our intellectual property. Effective trademark and trade secret protection may not be available in every country in which our products are available. We cannot be certain that we have taken adequate steps to protect our intellectual property. In addition, if our third-party confidentiality agreements are breached there may not be an adequate remedy available to us. If our trade secrets become publicly known, we may lose our competitive position, if any, which could contribute to our unprofitability and result in failure.

SUBSTANTIAL  COSTS COULD BE INCURRED  DEFENDING  AGAINST CLAIMS OF  INTELLECTUAL
PROPERTY INFRINGEMENT WHICH WOULD HARM THE CASH AND CAPITAL POSITION OF IMPLANTABLE VISION, INC. AND THE INTERESTS OF OUR SHAREHOLDERS.

Other companies, including competitors, may hold or obtain patents or other proprietary rights that would limit, interfere with, or otherwise circumscribe our ability to make, use, or sell products and such others could bring infringement actions against us. Should there be a successful claim of infringement  against  us and if we could  not  license  the  alleged  infringed
technology,   business,  revenue,  and  operating  results  could  be  adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions for which important legal principles remain unresolved. Any litigation claims against us, independent of their validity, may result in substantial unrecoverable costs and the diversion of resources with no assurance of our success.

Intellectual property claims could cause us to:

     o cease selling, incorporating, or using products that incorporate the challenged intellectual property,
     o obtain a license from the holder of the infringed intellectual property right on difficult terms, if at all, and
     o re-design our products to delete the infringed intellectual property which might cause non-approval by FDA or inability to feasibly produce a product.

COMMERCIALIZATION OF OUR PROPOSED NEW PRODUCTS COULD FAIL IF IMPLEMENTATION OF OUR SALES AND MARKETING STRATEGY IS UNSUCCESSFUL.

A significant sales and marketing effort will be necessary to achieve the level of market awareness and sales needed to achieve profitability from sales of our proposed new product. We currently have only limited sales and marketing experience, both in the US and abroad, which may limit our ability to successfully develop and implement our sales and marketing strategy. We may need to:

     o    hire and train sales specialists;
     o    build a strong direct sales force;
     o    manage geographically dispersed operations; and
     o    encourage customers to rent or purchase products.

The failure to successfully create and implement a sales and marketing strategy could result in increased costs and net losses with resulting potential failure of our company.

THE FDA ALSO REQUIRES ADHERENCE TO GOOD MANUFACTURING PRACTICES (GMP) REGULATIONS, WHICH INCLUDE PRODUCTION DESIGN CONTROLS, TESTING, QUALITY CONTROL, STORAGE, AND DOCUMENTATION PROCEDURES, AND THE FDA, IF IT FOUND THAT OUR OR OUR MANUFACTURER'S PRACTICES ARE NOT COMPLIANT, WOULD CAUSE OUR INABILITY TO MARKET NEW PRODUCTS, WHICH COULD IMPACT OUR SERVICE BUSINESS NEGATIVELY WITH THE RESULT THAT REVENUE AND CASH FLOW COULD BE IMPAIRED TO THE POINT THAT WE COULD FAIL.

To determine whether adequate compliance has been achieved, the FDA may inspect our or our manufacturer's facilities at any time. Such compliance can be difficult and costly to achieve. Our compliance status may change due to future changes in, or interpretations of, FDA regulations or other regulatory agencies. Such changes may result in the FDA withdrawing marketing clearance or requiring product recall. In addition, any changes or modifications to a device or its intended use may require us to reassess compliance with Good Manufacturing
Practices guidelines, potentially interrupting the marketing and sale of products. Failure to comply with regulations could result in enforceable actions, including product seizures, product recalls, withdrawal of clearances or approvals, and civil and criminal penalties. All of these untoward situations could cause losses of revenue, expenses, fines, penalties resulting in business failure.

THERE MAY BE NO MARKET FOR OUR PRODUCTS IF THEY ACHIEVE REGULATORY APPROVAL.

Our intraocular lenses are proposed products. Even though there is now a perceived market for this product, we may not succeed in building sufficient market share. Too low a market share could eventually prevent profitability in new products.


WE  WILL  NEED   SIGNIFICANT   ADDITIONAL   FUNDS  FOR  OPERATIONS  AND  PRODUCT
MARKETING/DEVELOPMENT, WHICH WE MAY NOT BE ABLE TO OBTAIN.

The development of our products will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures necessary for us to provide sales in our targeted markets if our product is approved by the FDA. We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty will adversely affect our ability to secure additional financing. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our new products or take other actions that could adversely affect our business, prospects, operating results and financial condition. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs.

Please see "Management's Discussion and Analysis" and "Results of Operations" and "Liquidity and Capital Resources."

WE MAY BE UNABLE TO EFFECTIVELY SELL OUR PROPOSED NEW PRODUCTS AND PROVIDE SUBSTANTIAL REVENUE FROM PRODUCT SALES, WHICH MAY RENDER US UNABLE TO EVER BE PROFITABLE.

Due to the need to further develop our new products and receive FDA clearance, we may not be able to bring these products to market and attract buyers. Accordingly, we may always be unprofitable. We will be dependent upon both revenue generation and additional capital to continue operations and failure to achieve either for new products may cause failure of the business.

WE MAY BE INVOLVED IN FUTURE DISPUTES WITH RESPECT TO OUR USE OF TECHNOLOGY RIGHTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

As we continue to develop products that require new technology, we anticipate that we may need to license third-party technology. We cannot provide assurance that these technology licenses will be available to us on commercially reasonable terms, if at all. In addition, it is possible that in the course of using new technology, we may inadvertently breach the technology rights of others and face liabilities for the breach. Our inability to obtain technology licenses or inadvertent breach of others' technology rights could delay or compromise the introduction of new products and could materially and adversely affect our business and financial condition by causing us to not be able to sell a product at all or profitably. Either the lack of availability of license rights at a reasonable price or disputes about licenses could adversely impact our business by limiting our sale of products to customers or making the price of products offered non-competitive, thereby contributing to a lack of profitability.

OUR NEW PRODUCT REQUIRES REGULATORY APPROVAL, WHICH HAS NOT YET BEEN APPLIED FOR AND MAY NEVER BE GRANTED WHICH COULD CAUSE US TO NEVER HAVE A NEW PRODUCT TO MARKET.

Our primary governmental regulation area is FDA approval and CE Mark approval. We believe we can achieve these approvals because our product uses approved and accepted surgical techniques to which we have added several enhancements. We estimate it will take up to three years for our proposed intraocular lens product to be approved by the FDA and 18 months for CE Mark approval from effectiveness of this registration statement. If these approvals are not achieved, we would not have a new product to sell in the marketplace. (See "Regulatory Approval Status" and "Regulatory Approval Process.")

WE DEPEND ON THIRD PARTIES FOR SUPPLIES AND NON-PERFORMANCE OR DELAYS COULD ADVERSELY EFFECT OPERATIONS AND REVENUES, RESULTING IN CONTINUED UNPROFITABILITY FROM WHICH WE MIGHT NOT BE ABLE TO RECOVER AND OUR BUSINESS COULD FAIL.

We currently plan to purchase lenses from vendors. Our reliance on third party vendors involves a number of risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, delivery and costs. If any of our suppliers reduces or interrupts its supply, this reduction or interruption could disrupt our business. Although several manufacturers currently produce lenses, no lens is now produced which will meet our current and anticipated requirements, our suppliers may be unable to manufacture and deliver the lens design we order on time, or the available supply if produced may be insufficient to meet our demand. If our suppliers or licensors enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with the suppliers or licensors, or if we encounter delays in supply, then these events may materially and adversely affect the availability and pricing of the product offered, and our services to customers. The result would be reduced or lost revenues and unprofitability.

A NATURAL DISASTER COULD CAUSE DELAYS OR INTERRUPTIONS OF SALES AND SERVICE TO OUR CUSTOMERS WHICH WOULD NEGATIVELY IMPACT OUR OPERATING RESULTS.

Our operations depend on our ability to avoid disruption and damages from fires, earthquakes, floods and power losses. A natural disaster or other unanticipated problem at our or our manufacturer's leased facilities could interrupt our sales and product development and adversely affect our revenues.

OUR FORWARD-LOOKING STATEMENTS CONTAINED IN OUR PROSPECTUS MAY NOT BE ACCURATE FOR MANY OF THE REASONS DISCUSSED IN OUR RISK FACTORS.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain discussions of our future results of operations or of our financial condition;
     o    state other "forward-looking" information;
     o    our goals and strategies;
     o    the importance and expected growth of medical ophthalmic market;
     o the pace of change in healthcare industry; the demand for ophthalmic products; and
     o    revenues.

We believe it is important to communicate our expectations. We are subject to a number of risks and uncertainties, including but not limited to, changes in the economic and political environments worldwide, changes in technology and changes in the healthcare industry. In light of the many risks and uncertainties surrounding the medical ophthalmic marketplace and the healthcare industry, prospective purchasers of the shares should keep in mind that we cannot guarantee that the forward-looking statements described in this registration statement will transpire. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we may describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

                                  OUR BUSINESS


                                     HISTORY

Implantable Vision, Inc., a Utah Corporation, was incorporated on March 21, 1981 as Arrowhead Energy Corp. which went into a Chapter 11 emerging in 1988 as Capital Television Network, Inc. Since incorporation, we have undergone several name, ownership, directional and management changes. In July, 1998 we changed our name to E-Commerce West Corp. from Royal Casino Group reflecting a shift in its primary business focus from gaming to e-Commerce. We changed our name to IBNG in 2001 and then changed our name to Baymark Technologies, Inc. in 2002, concurrent with a 1 for 6 reverse split of our common stock. From 2001 to 2005 we had no revenues or business operations. We stock traded on the OTCBB and on the "Pink Sheets" under the symbol "BYMT" in the fiscal year and after fiscal year end. After September 30, 2005, our symbol was changed to "BYMR" on the OTCBB, and we now trade under the symbol "IMVS" on the OTCBB.

On December 16, 2005, we entered into a Plan and Agreement of Reorganization with JIGJIG, LLC (JIG) and its interest holders whereby the interest holders of JIG received 30,000,000 shares of Common Stock in exchange for 100% interest in JIG. JIG merged into BT Acquisitions, Inc. a newly formed subsidiary of Registrant. As a result of the Plan and Agreement of Reorganization, we received $475,000 in capital with which we settled all of the existing outstanding debt of Implantable Vision, Inc. Concurrently, we purchased 300,000 shares of common stock from Jon & Cathy Elliott for retirement to treasury. In order to revalue the acquisition, the Company retired 9,300,000 shares of Common Stock from seven persons or entities from their ownership interest in JIG.

JIG held intellectual property regarding implantable ocular lenses, which correct vision and which, in application; avoid many of the disadvantages or limitations of laser alterations of the cornea. The intellectual property has not yet been FDA approved nor is it commercialized, and we have raised $1,757,595.49 and have another $2,750,000 subscribed for and equity to capitalize our plan to commercialize our intellectual property and to achieve FDA approvals required.


IMPLANTABLE VISION, INC.

We intend to commercialize the Phakic Ocular Lens (inside-the-eye contact lens) to capture a portion of the refractive surgery market. Our lens is designed to provide the surgeon and the patient with an alternative to LASIK that is not only reversible, but also provides a higher quality of vision. Our lens is implanted inside the eye and directly behind the iris (the colored part of the eye). Our procedure takes approximately 10 minutes and if for some reason the results aren't satisfactory to the patient, then the lens can be easily removed.

The technology was developed by refractive surgery and phakic lens pioneer, George W. Rozakis MD, and one of the original inventors of phakic lenses, Igor Valyunin. Dr. Rozakis, our CEO, has created a solid foundation by combining a robust product pipeline with expertise in ophthalmic surgery, research, clinical trial, manufacturing, FDA regulatory and finance. We have entered (this is not done yet) into a Manufacturing & Product Development agreement with Millennium BioMedical, Inc. ("MBI"), of where one of our directors, Jerry Kaeni, is the president and CEO. This relationship brings 22 years experience in lens design and manufacturing and significant experience in marketing, clinical trials and distribution with the ophthalmic marketplace. We have also hired Alex Hatsis as our medical director. Alex is an extremely experienced phakic lens surgeon in the United States and has been a pioneer in refractive surgery since 1992. We are finalizing product development and plan to start clinical trials to enter the European and Rest of World markets in Q2-2007.

In addition to our current product portfolio, we have entered into a Definitive Agreement in the form of an Asset Purchase Agreement with Ciba Vision Inc. on June 23, 2006 to purchase intellectual property, patents, trademarks and assumed the Phase III FDA trial sponsorship for the Phakic Refractive Lens ("PRL"), a proprietary ocular lens technology. We paid $1,000,000 plus a royalty on future sales for the conveyance of the assets.

The closing of the PRL deal was subject to our due diligence on the Food and Drug Administrations' ("FDA") requirements for its subsequent approval. Dr. Rozakis and Mr. Valyunin originally designed the PRL and the product is currently in Phase III of the FDA trial process. Management hopes to have it approved for sale in the US within three years.

We are also actively seeking additional technologies to expand its current product offering and develop a robust pipeline. Our two areas of focus within these efforts is the development of a lens to target the presbyopic (bifocals) market and to introduce our current lens portfolio in acrylic material.

         Presbyopia is a natural condition that arises in people over 40 years of age that is currently treated with reading glasses. An estimated 90 million baby boomers in America will develop this condition in the next 10 years - approximately 40% of the entire American population. There are a few technologies currently available, however they do not produce high quality results and do not provide the physician or the patient the reversibility option that our design allows.

         Acrylic is considered by many to be the gold standard material for intraocular lenses. There is no phakic acrylic lens available on the market today and we believe that the introduction of such lens would provide a substantial advantage over our competition.

REGULATORY APPROVAL STATUS - NEW PROPOSED PRODUCT

Our new product requires FDA approval for marketing within the United States, and CE Mark approval for marketing in Europe and several other countries worldwide. We have not applied for either approvals, and we anticipate that it could take up to three years to receive FDA approval and 18 months to receive CE Mark approval after the effectiveness of this registration statement. If we do not receive either of these regulatory approvals, there is a chance that we would not be able to continue in the phakic lens business. We have spent approximately $700,000 in the last year on research and development of our products. No costs of research and development have been borne by customers. We do not have any cost of compliance with federal, state, or local environmental laws.

At this time our planned product is not developed enough to apply for regulatory approval, but once developed an application will be processed through the FDA and the CE Mark regulating bodies. Again, we estimate that it could take up to three years to receive FDA approval and 18 months to receive CE Mark approval after the effectiveness of this registration statement. We will, if approved, be listed as a new device manufacturer with the FDA, and the management has been involved in or directly received seven FDA 510K approvals.

REGULATORY APPROVAL PROCESS

All our products are classified as Class III devices by the FDA and clinical studies with our products will be based on this classification. Our business is governed by the FDA and all implantable devices require Pre-market Approval
(PMA) before they can be put in commercial distribution in the US. The commercial distribution for Europe and many other markets in the rest of the world will be regulated by a European Notifying Body under ISO 13485, 2003 certification. All our products currently in production or manufactured by other vendors are regulated in the same way.

All of our products will be Class III devices, FDA approved through OEM for marketing. Once approved the FDA will not require the manufacturer to resubmit an application or change the classification. They may however, request further information about the product(s), manufacturer and GMP requirements. We will not manufacture our products, however they will be manufactured under contract by Director Jerry Kaeni's company, Millennium Biomedical, Inc., which is a FDA approved ocular lens manufacturer and marketer.

Class III devices are usually (1) those that support or sustain human life, (2) are of substantial importance in preventing impairment of human health, or (3) present a potential, unreasonable risk of illness or injury. Examples of Class III devices which require a Premarket approval include replacement heart valves, silicone gel-filled breast implants, implanted cerebella stimulators and intraocular lenses.

Our intraocular lens is a Class III device and a PMA application must be filed. PMA is the most stringent type of device marketing application required by the FDA. The applicant must receive FDA approval of its PMA application prior to marketing the device. PMA approval is based on a determination by the FDA that the PMA contains sufficient valid scientific evidence to assure that the device is safe and effective for its intended use(s). An approved PMA is, in effect, a private license granting the applicant (or owner) permission to market the device. The PMA owner, however, can authorize use of its data by another.

The PMA applicant is usually the person who owns the rights, or otherwise has authorized access, to the data and other information to be submitted in support of FDA approval. This person may be an individual, partnership, corporation, association, scientific or academic establishment, government agency or organizational unit, or other legal entity. The applicant is often the inventor/developer and ultimately the manufacturer.

FDA regulations provide 180 days to review the PMA and make a determination. In reality, the review time is normally longer. Before approving or denying a PMA, the appropriate FDA advisory committee may review the PMA at a public meeting and provide FDA with the committee's recommendation on whether FDA should approve the submission. After FDA notifies the applicant that the PMA has been approved or denied, a notice is published on the Internet (1) announcing the data on which the decision is based, and (2) providing interested persons an opportunity to petition FDA within 30 days for reconsideration of the decision.

A PMA application is a scientific, regulatory documentation by the FDA to demonstrate the safety and effectiveness of the class III device. There are administrative elements of a PMA application, but good science and scientific writing is a key to the approval of PMA application. If a PMA application lacks elements listed in the administrative checklist, the FDA will refuse to accept a PMA application and will not proceed with the in-depth review of scientific and clinical data. If a PMA application lacks valid clinical information and scientific analysis based on sound scientific reasoning, it will delay the FDA's review and approval. PMA applications that are incomplete, inaccurate, inconsistent, omit critical information, and are poorly organized have resulted in delays in consideration of PMA applications.

Three categories of the PMA application are very important:

     o Technical Sections. The technical sections containing data and information should allow the FDA to determine whether to approve or disapprove the application. These sections are usually divided into non-clinical laboratory studies and clinical investigations.

     o Non-clinical Laboratory Studies' Section. Non-clinical laboratory studies' section includes information on microbiology, toxicology, immunology, biocompatibility, stress, wear, shelf life, and other laboratory or animal tests. Non-clinical studies for safety evaluation must be conducted in compliance with 21CFR Part 58 (Good Laboratory Practice for Non-clinical Laboratory Studies).

     o    Clinical  Investigations  Section.   Clinical  investigations  section
          includes study protocols, safety and effectiveness data, adverse reactions and complications, device failures and replacements, patient information, patient complaints, tabulations of data from all individual subjects, results of statistical analyses, and any other information from the clinical investigations. Any investigation conducted under an Investigational Device Exemption (IDE) must be identified as such.

MBI, the company that will manufacture the intraocular lenses is an FDA registered manufacturing site. The registration number is 2031928 and owner/operator number 9036507. We will probably be applying for FDA listing as a new device manufacturer. Though we do not currently manufacture new devices, the FDA will probably require our registration.

MBI must be in compliance with Good Manufacturers Practices, Quality Control and Medical Device Reporting. The FDA may from time to time, usually every 2 to 3 years, audit the company for compliance. In these audits the FDA reviews documents, interviews management and reviews all procedures.

The current Good Manufacturing Practice (GMP) requirements set forth in the Quality System (QS) regulation are promulgated under section 520 of the Food, Drug and Cosmetic (FD&C) Act. They require that domestic or foreign manufacturers have a quality system for the design, manufacture, packaging, labeling, storage, installation, and servicing of finished medical devices intended for commercial distribution in the United States. The regulation requires that various specifications and controls be established for devices; that devices be designed under a quality system to meet these specifications; be manufactured under a quality system meet these specifications; be correctly installed, checked and serviced; be analyzed for quality data to identify and correct quality problems; and that complaints be processed. Thus, the QS regulation helps assure that medical devices are safe and effective for their intended use. The FDA monitors device problem data and inspects the operations and records of device developers and manufacturers to determine compliance with the GMP requirements in the QS regulation.

The MDR regulation provides a mechanism for FDA and manufacturers to identify and monitor significant adverse events involving medical devices. The goals of the regulation are to detect and correct problems in a timely manner. Although the requirements of the regulation can be enforced through legal sanctions authorized by the Federal Food Drug & Cosmetic (FFD&C) Act, the FDA relies on the goodwill and cooperation of all affected groups to accomplish the objectives of the regulation.

The statutory authority for the MDR regulation is section 519(a) of the FFD&C Act as amended by the Safe Medical Devices Act (SMDA) of 1990. The SMDA requires user facilities to report:

     o    Device-related deaths to the FDA and the device manufacturer;
     o Device-related serious injuries to the manufacturer, or to the FDA if the manufacturer is not known; and
     o Submit to the FDA on an annual basis a summary of all reports submitted during that period

When a problem arises with a product regulated by the FDA, the Agency can take a number of actions to protect the public health. Initially, the agency works with the manufacturer to correct the problem voluntarily. If that fails, legal remedies include asking the manufacturer to recall a product, having federal marshals seize products if a voluntary recall is not done, and detaining imports at the port of entry until problems are corrected. If warranted, the FDA can ask the courts to issue injunctions or prosecute those that deliberately violate the law. When warranted, criminal penalties including prison sentences are sought.

Postmarket Requirements: Quality System, Medical Device Reporting. Once on the market, there are postmarket surveillance controls with which a manufacturer must comply. These requirements include the Quality Systems (QS) (also known as Good Manufacturing Practices, GMPs) and Medical Device Reporting (MDR) regulations. The QS regulation is a quality assurance requirement that covers the design, packaging, labeling and manufacturing of a medical device. The MDR regulation is an adverse event reporting program.

We are also required to report under the Medical Device Reporting requirements, which are for injuries and deaths, of which we have had none since our registration.

For all devices manufactured or remanufactured by IVI or MBI, the FDA may request updated information regarding any device with a previously approved 510(k) or PMA submission. If any substantial changes are made to existing approved devices the FDA may require a 510(k) supplement submission, which, in most cases, does not require the manufacturer to delay production or marketing of the modified device. As with all applications, this determination lies entirely with the FDA.

We have not had an audit with the FDA for intraocular lens manufacturing. We expect a new audit to take place shortly after our new device is submitted for PMA. In an audit performed by the FDA, our records for delivery, quality control, device labeling and serial number tracking are reviewed. If the FDA finds issues of non- compliance, they issue a letter requesting correction, giving us 30 days to correct the non- compliance. Extensions can be requested, but most issues can be handled in a 30 day period. We anticipate the majority, if not all of the auditing to take place at MBI.

Our manufacturer, owned by Director Jerry Kaeni, is licensed with the FDA and state of California as a Device Manufacturer, registration number 2031928 and owner/operator number 9036507. Since their registration with the FDA in 1997, MBI has been audited by both local and national FDA agencies. There were no non-compliances. They have not received any notice or correspondence of non-compliance. Therefore, we and MBI, to our knowledge, have been in good standing with the FDA, receiving no actions or correspondence. The State of California currently follows the FDA standards and requirements.

We estimate it will take up to three years to obtain FDA approval after the date of this registration statement. Our estimate of three years for FDA approval is based on Dr. Rozakis' and Mr. Kaeni's past experiences with PMA submissions. All of our domestic marketing efforts for the new device must start from the date the FDA approves the device to be marketed. Since the company is already registered with the FDA as a new device manufacturer, and has been through an audit performed by the FDA, the FDA is already familiar with MBI and its processes. The FDA may wish to obtain updated information about us or MBI and may require more time to process the PMA submission than estimated.

MBI has had several 510(k) approvals with FDA and currently has a regulatory staff experienced in CE Mark and FDA submissions and regulatory compliance. We believe our experience in regulatory and compliance will help speed up the approval process and reduce our need for outside consultants which can impact approval process cost.

Dr. Rozakis has familiarity with the IDE process for class III devices having been a manufacturer for his own excimer laser and an investigator for a phakic implant company. Jerry Kaeni also brings 22 years of manufacturing experience to the process and has his own internal regulatory competency within MBI. With Dr. Rozakis and Mr. Kaeni, we should not have to seek extensive help in this process. Having a person in-house is a distinct advantage and should allow us to complete the process within the estimated time.

To enter the European market, our product will go through clinical investigation outside of US, and then a technical file, which will include the clinical trial data, will be submitted to the BSI who is the Notifying Body for MBI for approval. The approval process will require a review of all pre-clinical, Quality System and the technical file by BSI. Since MBI is currently ISO 13485 Certified, the CE Mark Certificate will be issued to MBI. MBI can then begin commercial sales of the product to Europe and those markets where the CE Mark is accepted for product registration.

                          OTHER GOVERNMENT REGULATION

The delivery of health care services has become one of the most highly regulated professional and business endeavors in the United States. Both the federal government and individual state governments are responsible for overseeing the activities of individuals and businesses engaged in the delivery of health care services. Federal law and regulations are based primarily upon the Medicare and Medicaid programs. Each of these programs is financed, at least in part, with federal funds. State jurisdiction is based upon the state's interest in regulating the quality of health care in the state, regardless of the source of payment. We believe we are materially complying with applicable laws; however, we have not received or applied for a legal opinion from counsel or from any federal or state judicial or regulatory authority. Additionally, many aspects of our business have not been the subject of state or federal regulatory interpretation. The laws applicable to us are subject to evolving interpretations. If our operations are reviewed by a government authority, it may receive a determination that could be adverse to us. Furthermore, laws that are applicable to us may be amended in a manner that could adversely affect us.

A significant portion of our revenues could eventually come through this system if our product is approved. We may then be subject to Medicare, Medicaid, or other federally funded health care program guidelines and limitation as to our lens pricing.

                                  COMPETITION

The healthcare industry in general and the market for refractive surgery in particular is highly competitive. We compete with a number of companies, many of which have substantially greater financial, marketing, and other resources than us. Our current competitors include large companies such as Carl Zeiss International, Advanced Medical Optics (AMO) and Staar Surgical, who have competing phakic lenses and the LASIK industry.

OTHER COMPETITIVE PRODUCTS OR PROCEDURES

(Note: These competitive products (or Procedures) are being marketed now)

THE LASIK PROCEDURE

The word "LASIK" is an acronym (therefore spelled in capital letters) for LASer In-situ Keratomileusis:

     o Laser: intense, highly concentrated beam of light (an acronym for Light Amplification by Stimulated Emission of Radiation; however, now such a common word that it is seldom seen completely capitalized)
     o    In-situ: Greek word meaning "in place"
     o    Keratomileusis: combination of two Greek words:

          o    kerato "the cornea"
          o    mileusis "to shape"

Therefore, LASIK is "a light to shape the cornea in place" LASIK is a quick and virtually painless procedure, resulting in the majority of patients experiencing improved vision and a reduced dependency on corrective eyewear. Specifically, LASIK involves the use of laser light from an excimer laser (a "cool" laser) to permanently change the shape of the cornea. Ninety percent (90%) of the cornea is called the stroma, with an overlying layer of cells called the epithelium. A thin membrane separates the two and is called Bowman's membrane.

A corneal flap is first made and then lifted. The corneal reshaping takes place in the deeper part of the cornea below, called the stroma. Laser removal of stroma produces permanent reshaping of the cornea, thereby affecting its refractive power. After the reshaping step, the flap is then replaced without the need for sutures.

OTHER PHAKIC LENSES

The leading FDA approved phakic product on the market is AMO's Verisyse lens. Although it produces high quality of vision, its biggest setback is its requirement for large incisions that could cause astigmatism. In addition, the overall implantation process takes approximately 30 minutes and Ophthalmology is an industry which thrives on quick and simple procedures (our lens takes approximately 5-10 minutes).

Staar Surgical has a posterior chamber lens which recently gained FDA approval for which Mr. Valyunin was involved in its development. This lens sits behind the iris in the posterior chamber; however the problem is its requirement to mechanically fixate itself by pressing into the periphery of the eye. This pressure makes it difficult for this lens to properly seat. Furthermore, this lens touches the natural normal crystalline lens in the periphery and this pressure may cause derangement of fluid flow inside the eye which subsequently may cause a cataract.

The PRL, developed by Medennium, is yet another competitor and a worthy competitor because Mr. Valyunin and Dr. Rozakis originally designed it. This lens floats inside the eye which makes it, in certain ways, in the opinion of management, superior to the Staar lens. The "floating" feature means that the lens does not apply pressure to the structures inside the eye and it rarely, if ever, touches the natural normal crystalline lens. However, this lens can produce glare and halo, although rare. We have acquired this product in the United States and Japanese markets, but it is not approved yet by the FDA. The PRL product is marketed by Carl Zeiss in the international market.

We believe our lens design is superior to the competition because it meets all of the criteria of the optimal product: fast, safe and easy to implant while providing optimal quality of vision. The management team is very experienced with all of the competition's products and believes that its lens could be a strong competitive option in the refractive surgery market.

In addition, all of the above phakic lenses require an iriditomy, the creation of a hole in the iris made with a laser. This procedure typically requires the patient to come into the doctor's office on a separate day prior to surgery, which creates an inconvenience to the physician and the patient. And should the physician elect to perform the iriditomy at the time of surgery, it creates an additional step that causes bleeding in an otherwise simple, bloodless procedure.

Lens vs. LASIK comparison (based upon management and industry experience)

Lens Benefits over LASIK                                                Potential LASIK Complications
------------------------                                                -----------------------------
o        Reversibility (Very Important)                                 o       Ectasia - every LASIK patient is
o        Quality of vision is better (or at least as                            susceptible to this even if the procedure
         good) as LASIK                                                         is done perfectly.  This condition causes
o        Accuracy                                                               the cornea to change its shape
o        Simplicity of Future Cataract IOL Calculation                          uncontrollably. The only treatment for
o        Less Dry Eye                                                           this is a hard contact lens or a corneal
o        Chance of Irreversible Visual Loss Is Less                             transplant.
         with the Lens                                                 o        Side effects including glare, dry eye,
                                                                                halos, etc.
LASIK Benefit over Lens                                                o        Cataract procedures are more difficult to
-----------------------                                                         plan in the future
o        Does Not Require Entering the Eye                             o        NO Reversibility
o        More LASIK procedures have been performed
o        No potential for cataract - but if it
         occurs, just have it removed.
o        Lens could cause transient pressure elevation

                 MARKETING AND SALES PLAN - PROPOSED NEW PRODUCT

THE MARKET

With approximately 50 Million people (100 Million procedures) who could benefit from refractive surgery and using a cost per procedure of $2000, the current total US market for refractive surgery is approximately $200 billion. Applying this calculation globally, the potential world market is obviously much larger. Refractive Surgery sales are approximately $3 billion in the US, with total worldwide sales of almost $6 billion. LASIK is currently the most common refractive surgery procedure, however it is well known that the procedure is not as accurate and does not supply high-quality vision in patients who are very nearsighted or farsighted. An individual's vision ranges from -20 to +20 diopters. Lasik has shown to be very predictable from -6 to +4 diopters, however once outside this range, there is typically too much irreversible treatment required - resulting in secondary procedures (enhancements) and the quality of vision is accompanied with side effects, e.g. halos, night vision difficulty, dry eye, etc.

Further, many ophthalmologists do not perform LASIK surgery due to high malpractice insurance premiums, high laser costs and safety concerns. However, they are constantly seeking alternative revenue streams to combat the rising malpractice insurance premiums coupled with reduced Medicare reimbursements. The availability of a reversible, low fixed-cost, predictable and effective refractive procedure could fill a significant need in the marketplace, in the opinion of management.

OUR PROPOSED PRODUCT

Our proposed product would be implanted directly behind the iris (colored part of the eye) and floats above the crystalline lens to induce the change of vision. The lens has unique features such that it may not require a preparatory laser surgical procedure called a laser iridotomy and it is completely reversible. This should make the lens much more convenient for physicians. The lens centers by way of its proprietary design and we anticipate that it can develop a one-size-fits-all eyes product. The procedure typically lasts approximately 10 minutes and is done on an outpatient basis.

Note: Our product is not yet FDA approved. The FDA approval process of the product could take an indeterminate amount of time and expense, with no assurance of final approval and commercialization. Based upon management's experience with other products requiring FDA approval, management believes it can achieve FDA approval.

ACQUISITION OF PHAKIC REFRACTIVE LENS FROM CIBA VISION

We have signed a Definitive Agreement in the form of an Asset Purchase Agreement to acquired the United States and Japanese patents to the Phakic Refractive Lens ("PRL") from CIBA Vision. The PRL is the original lens that Dr. Rozakis, Dr. Hatsis and Mr. Valyunin were involved with back in 1997. The product is currently in Phase III of FDA studies and with some additional clinical studies; we believe that the product can be approved in the United States within three years.

We also believe that the PRL is superior to the competing products on the market, so in the event that our next generation product takes longer to receive FDA approval and/or cannot receive FDA approval, then we will still have a very viable product to market in the United States.

IMPLANTATION PROCEDURE OF PROPOSED PRODUCT

The surgical procedure begins at the point of the consultation with the patient. Patients who have high degrees of nearsightedness of over 6 diopters (-6) will be told that the quality of vision to be expected after LASIK will not be as sharp and clear as an "inside the eye" contact lens. We believe that this range will drop down to as low as 3 diopters. Other variables may motivate the patient to also consider inside the eye contact lenses, including dry eye, and the fear of irreversible damage to the cornea.

On the day of surgery, the patient will report to a surgical facility on an outpatient basis and have their pupils dilated. Initially, the surgical team will be very careful in the earlier phases and will sedate the patient and numb the eye so that there is no movement. With more experience, management anticipates that the procedure will be performed using only topical anesthesia and mild sedation.

A 3.0-3.2 mm incision is then made on the side of the cornea outside the field of vision. Additional small incisions are made and the eye will be filled with a viscous material. An injector will then be used to inject the lens into the eye. Instruments will then position the lens under the Iris (the colored part of the eye). Once the lens is positioned, the viscous material is removed and the procedure is completed.

The pupil is then constricted and antibiotic and steroid drops are used to expedite the healing process and protect from infection. The incisions do not require stitches and the procedure takes approximately 5-10 minutes in skilled hands.

FUTURE PRODUCT DEVELOPMENT

Our scientific team is currently developing additional lenses for the presbyopic (bifocals) market, a "piggyback lens" for patients who have already had cataract surgery but do not have sharp vision without glasses, and different material versions of our current product portfolio. In addition to modifying current products, we are developing and reviewing new intellectual property to enhance our patent position in new technology in this large market.

MARKETING & DISTRIBUTION STRATEGY

At the current time, we are focused on the product development and regulatory strategies. However, it is anticipated that we will seek a marketing & distribution partner to enter the respective markets for its products, when necessary regulatory approvals have been achieved. Mr. Kaeni has experience in marketing and distributing several ophthalmic products both domestically and internationally. He also currently has a distribution network that we will probably utilize in its commercialization efforts.

DISTRIBUTION CHANNELS

We plan to sell our products through several channels of distribution, including:

          o International Market - For international sales we will have distributors in each market to sell the product. There will either be a distributor price or commission on sales.

          o Domestic Market - The majority of our selling efforts to large accounts will be handled internally through our field sales force which we must yet develop. We may use a direct sales force because its product will require considerable customer education and support -- directly from us. Our product price points, pricing structure, and potential margin of profit are such that its cost of sales warrants a "person-to-person" selling strategy.


MARKETING PLANS:

International Sales: We will enter the European market after the CE Mark approval. We will enter markets other than Europe, which will accept our CE Mark approval. We may enter other markets where small clinical trials and CE Mark will complete the regulatory requirement for these markets.

SALES MARGIN STRUCTURE

International market will be through distributors in each market segment.

Distributor - International distribution will be structured through a distributor price list and suggested retail price providing sales incentive for distributors, such that distributors will have a 10% commission on the retail sales price. Incentives for volume sales will also be planned as motivation for increased market share.

U.S. Sales: We intend to commence marketing after FDA approval is obtained.

US products will be through direct contacts through company sales and marketing organization who will benefit from salary plus structured commission and/ or through manufacturers representatives with sale commission of between 10-15% and incentives for volume sales.

TARGET MARKET SEGMENT

The target market for our products is ophthalmologists worldwide who already perform or wish to perform refractive surgery. The availability of our product will allow the current refractive surgeons to offer a safe, simple, effective and reversible alternative to LASIK surgery. In addition to the above benefits, our product will allow general ophthalmologists (non-refractive surgeons) with the opportunity to compete in the refractive market without requiring the purchase of a $500,000 laser and other required devices. Because our surgical technique is so similar to that of cataract surgery, there should be a rapid adoption by this segment of the market.


                             ADMINISTRATIVE OFFICES

We currently maintain a corporate address of 25730 Lorain Rd., North Olmsted, OH 44070, at Dr. Rozakis' medical offices.

                                    EMPLOYEES

We currently employ the following persons:

o        George W. Rozakis, MD, CEO and President
o        Bill Rozakis, CFO
o        Jerry Kaeni, COO, Manufacturing, Marketing and Regulatory Affairs
o        Igor Valyunin, Chief Science Officer
o        Alexander Hatsis MD, Medical Director
o        Theresa Rodgers, Administrative

Dr. Rozakis and Theresa Rodgers work at the Companies offices at 25730 Lorain Rd. North Olmsted, Ohio. Remaining employees work from home or their offices. It is expected that Dr. Rozakis, Mr. Valyunin, and Bill Rozakis will have offices in New York with Jerry Kaeni working from MBI in Los Angeles. We project that during the next 12 months, our workforce is likely to increase to six, with one of the new positions being in the administrative, marketing, and sales areas and the remaining three of the new positions being in research, development, and regulatory positions.


                                LEGAL PROCEEDINGS

We are not engaged now in any lawsuits, as a plaintiff or defendant but might be involved in legal actions in the future, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Jaspers + Hall, PC completed the audit of the balance sheets as of July 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the years ended July 31, 2005. Michael B. Johnson & Company completed the audit of the balance sheets as of July 31, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for the years ended July 31, 2004 and 2003. In connection with these audits, no disagreement exists with any former Accountant on any matter of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former Accountant, would have caused the Accountant to make reference in connection with his report to the subject matter of the disagreement(s).


                                   MARKET RISK

We do not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

                                PLAN OF OPERATION

The fact that we were able to obtain $4,507,595.05 external equity financing during the current year enabled us to hire our management full time and finalize product development. This action is beginning to show positive results, i.e. since this capital infusion, our lens designs have been manufactured and successfully implanted in patients abroad. Now, product development is being finalized and management is preparing to organize and initiate our regulatory approval process in Europe and possibly other international markets. We also acquired the PRL from CIBA Vision and seek to enter the American markets within three years.

Dependent on the amount of such additional capital available to us, present plans are to invest a substantial portion of it in the product development, manufacturing, inventory and clinical trials to receive our regulatory approval for our phakic lens product(s). Amounts of up to $4.3 million could be reasonably employed in this manner this year. In addition, management is exploring new technologies to possibly acquire and/or joint venture arrangements to reduce our costs and risks in commercializing our product portfolio.

We currently have four full time employees compared to none during 2005, and two part-time employees. This increase reflects expansion of our operations made available through funding that we received since completing private placements of stock in the last quarter. We hope, subject to adequate financing levels, we will continue to expand.


ONE YEAR BUDGET

Operation Budget

         Licensing Fees                     $1,000,000        23%
         Product Development                $  360,000         8%
         Equipment                          $  440,000        10%
         Patents                            $  180,000         4%
         Regulatory                         $  430,000        10%
         Inventory                          $  300,000         7%
         Training                           $   50,000        63%
Subtotal                                    $2,760,000        63%

         Salaries                           $  821,670        19%
         Administrative                     $   48,000         1%
         Legal                              $  240,000         5%
         Consulting                         $  130,000         3%
         Accounting                         $   53,000         1%
         Marketing                          $  216,000         5%
         Rent                               $   70,000         2%
         Travel & Ent.                      $   60,000         1%
                                            ----------       ----
Total                                       $4,398,670       100%

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


                              MILESTONES AND GOALS

We have developed the following milestones and goals by quarter. We intend to pursue attaining these goals so that attainment is a milestone that will allow progress into the following goals:

Q 2      2006
-----------------------------------
Enter into a CIBA Definitive Agreement for PRL
Close CIBA PRL acquisition
Continue testing of lens design
Develop FDA protocols for clinical trials

Q 3      2006
-----------------------------------
Develop surgical procedure training manual and videos
Prepare investigational sites for CE Mark studies
Refine & Finalize Lens design
Test run of manufacturing for quality

Q 4      2006
-----------------------------------
Begin CE Mark studies
Finalize FDA trial process for PRL
Develop  international marketing plans

Q 1      2007
-----------------------------------
Commence FDA Trial approval process
Prepare CE Mark submission
Finalize  training  materials and  processes in  preparation for  international launch
Prepare manufacturing  & inventory for  international  launch
Begin FDA Process for PRL



                          CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We monitor our estimates on an on-going basis for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates if past experience or other assumptions do not turn out to be substantially accurate.

We have identified the policies below as critical to our business operations and the understanding of our results of operations.

REVENUE RECOGNITION.

We will recognize revenue in accordance with the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). We will recognize revenue upon shipment, provided that evidence of an arrangement exists, title, and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. We will record revenue net of estimated product returns, which is based upon our return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. We will accrue for warranty costs, sales returns, and other allowances based on our experience which tells us we should allocate 2% of sales per year for warranty returns and allowances. Generally, we extend credit to our customers and do not require collateral. We will perform ongoing credit evaluations of our customers and monitor credit losses to be within our expectations. We will not ship a product until we have either a purchase agreement or rental agreement signed by the customer with a payment arrangement. This is a critical policy, because we want our accounting to show only sales that are "final" with a payment arrangement. We will not make consignment sales, or inventory sales subject to a "buy back" or return arrangement from customers.

Provision for Sales Returns, Allowances and Bad Debts. We will maintain a provision for sales allowances, returns and bad debts. Sales returns and allowances result from product damaged or lost in delivery or customer dissatisfaction, as provided by the agreement. The provision will be provided for by reducing gross revenue by a portion of the amount invoiced during the relevant period. The amount of the reduction will be estimated based on historical experience.

Reserve for Obsolete/Excess Inventory. Inventories are stated at the lower of cost or market. We will regularly review our inventories and, when required, will record a provision for excess and obsolete inventory based on factors that may impact the realizable value of our inventory including, but not limited to, technological changes, market demand, regulatory requirements and significant changes in our cost structure. If ultimate usage varies significantly from expected usage, or other factors arise that are significantly different than those anticipated by management, inventory write-downs or increases in reserves may be required.

OTHER ACCOUNTING FACTORS

The effects of inflation have not had a material impact on our operation, nor are they expected to in the immediate future.

Although we are unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operation, the second quarter of each fiscal year is always a financial concern due to slow collections after the holidays.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The  information   presented  here  should  be  read  in  conjunction  with  our consolidated financial statements and related notes.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED APRIL 30, 2006 COMPARED TO THE SAME PERIOD IN 2005.

During the quarters ended April 30, 2006, and 2005, no operating revenues were generated. We had no other operating income during the quarter.

We had administrative expenses in the quarter in 2006 of $320,401 and none in 2005. We incurred no operating expenses in 2006 and 2005, in the quarter. The net operating loss was ($320,401) in the quarter in 2006 compared to none in the quarter in 2005.

The loss per share was ($.02) in the quarter in 2006 and none in 2005.

We expect the trend of operating losses to continue into the future at an increasing rate, until we achieve sales of which there is no assurance.


RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED APRIL 30, 2006 COMPARED TO SAME PERIOD IN 2005.

We experienced a total of $453,519 in administrative expenses in the nine month period ended April 30, 2006 as compared with none in the same period a year earlier. We had no operating expenses in the period in 2006 or 2005. In the nine month period ended April 30, 2006 we settled our outstanding payables and recorded $134,396 in forgiveness of debt as other income and incurred acquisition costs of $24,810 and had interest income of $30 for net other income of $109,616. We incurred a net loss of ($343,903) in the period in 2006 compared to no loss in the period in 2005.

The profit/loss per share was ($.02) in the nine months ended April, 2006, compared to none in the same period in 2005.

We expect the trend of operating losses to continue into the future at an increasing rate, until we achieve sales of which there is no assurance.

LIQUIDITY AND CAPITAL RESOURCES

Year to date, we had no revenue, but have increased our cash position to $1,296,761 approximately through accomplishment of a private placement. We had no other assets of any value at period end.

Our only capital resources are our common stock which might be sold to raise capital.

NEED FOR ADDITIONAL FINANCING

We have capital sufficient to meet our current cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. We will seek loans or equity placements to cover future cash needs. Lack of our capital may be a sufficient impediment to prevent it from accomplishing the goal of expanding our operations.

We will need to raise additional funds to carry out our business activities in the next twelve months.

Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

There can be no assurance that any additional funds will be available to us, in the future, to allow us to cover operations expenses or development. After the effective date of this Registration Statement we intend to seek capital through the exercise of warrants and loans to cover operating and product development expenses of approximately $4,000,000, and we have subscriptions for $2,750,000 in capital, to be funded upon the effectiveness of this Registration Statement.

If revenues are not realized, or operations continue to be unprofitable, we may need to develop another line of business, or to finance our operations through the sale of any assets we have, or enter into the sale of stock for additional capital, none of which may be feasible when needed. From the aspect of whether we can continue toward our business goals as set forth herein, we may use all of our available capital without ever generating a profit.


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

We submitted the following matters to security holders in September 2005:

NAME CHANGE: Shareholders authorized a change in the name of this corporation to a new name in the discretion of the Board of Directors.

REVERSE SPLIT OF COMMON STOCK AS ISSUED AND OUTSTANDING: Shareholders approved a pro-rata reverse split of the issued and outstanding common stock, by which each ten shares would become one share. Fractional shares were to be rounded up to the next whole share. The effective date of the reverse split was September 30, 2005 with record date of September 9, 2005.

INDEPENDENT PUBLIC ACCOUNTANTS

Jaspers + Hall, PC, Independent Public Accountants, of Denver, Colorado have been ratified as the Certifying accountants for the period through fiscal year 2004 (ended July 31, 2005). Jaspers + Hall, PC is the successor auditor by virtue of the merger of Michael Johnson & Co. and Jaspers + Hall.

                                 USE OF PROCEEDS
                            OF WARRANTS, IF EXERCISED

We will not receive any of the proceeds of the sale of 13,797,895 shares by selling shareholders, or sales by shareholders converting Series "A" Preferred Stock.

        A Warrants                     $16,000,000
        B Warrants                     $40,000,000
        Total                          $56,000,000

As a general principle, to commercialize a lens from start to finish requires approximately $30 million. IVI plans to commercialize a portfolio of two refractive lenses and to also develop and/or acquire lenses in the presbyopic markets. We do not believe that we can generate enough short term revenues to capitalize all of these activities from the initial sales of the refractive lenses; therefore we plan on utilizing the above mentioned warrants to fund these activities.

Milestone (per lens)                                      Amount (000's)
----------------------------------------------------- ----------------------
     Development                                            $ 1,000.00
     Pre-Clinical Studies                                   $ 1,000.00
     International Trials                                   $ 2,000.00
     International Marketing                                $ 5,000.00
     FDA Trials                                             $ 3,000.00
     Domestic Marketing                                     $15,000.00
----------------------------------------------------- ----------------------
Sub Total                                                   $27,000.00
----------------------------------------------------- ----------------------


The above chart illustrates the high end costs required to commercialize a lens. In addition to the above $27M per lens, we anticipate several million dollars in mergers & acquisition costs in acquiring the necessary patent rights to enter the given market.


DIRECTORS AND EXECUTIVE OFFICERS AND SIGNIFICANT MEMBERS OF MANAGEMENT

     (a) The following table furnishes the information concerning our directors and officers as of the date of this report. The directors of the Registrant are elected every year and serve until their successors are elected and qualify.

Name                      Position Held                Tenure
--------------------      ----------------------       -------------------------
Dr. George Rozakis        President and Director       Two years commencing 2006
William Rozakis           Secretary                    Two years commencing 2006
Igor Valyunin             Director                     Two years commencing 2006
Jerry Kaeni               Director                     Two years commencing 2006
Dr. Alex Hatsis           Medical Director             Two years commencing 2006

The following table sets forth the portion of their time the directors devote to Implantable Vision, Inc.:

Dr. George Rozakis 90%
Igor Valyunin 100%
Jerry Kaeni 60%
William Rozakis 80%

The term of office for each director is one (1) year, or until his/her successor is elected at our annual meeting and is qualified. The term of office for each of the officers is at the pleasure of the Board of Directors.

     (b) Identification of Certain Significant Employees. Our success depends on the performance of our officers and key employees. They are Dr. George Rozakis, William Rozakis, Igor Valyunin, Jerry Kaeni and Dr. Alex Hatsis. Members of our management team have worked together for 10 years, and some for 15 years. We have a $5 million "key man" insurance policy on George Rozakis. We have agreements through 2008 with all of our key personnel. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, qualified personnel and product support. Please see "Management."

     (c) Family Relationships. George Rozakis and William Rozakis are Father and Son, respectively.

     (d) Business Experience. The following is a brief account of the business experience during the past five years of each of our directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

GEORGE W. ROZAKIS, MD - Dr. George W. Rozakis studied biomedical engineering at Case Western Reserve University and attended medical school at the Cornell Medical College and studied ophthalmology at the Duke Eye Center. He graduated from his residency program in 1987.

Soon after graduation, Dr. Rozakis became the second surgeon in United States to perform PRK surgery (LASIK's predecessor). This is a form of laser refractive surgery involving the lasering of the eye starting at its surface. He became involved in this project as a clinical investigator with Summit technologies and found that the procedure was effective, however produced a substantial amount of pain for the patient and the quality of vision was not as good as desired by the industry.

In 1992, he became aware of the new procedure call refractive lamellar keratoplasty. This procedure was the forerunner of LASIK refractive surgery. Dr. Rozakis learned this procedure from Dr. Ruiz in Bogota Colombia and brought it to the United States. He published a book on this subject call Refractive Lamellar Keratoplasty.

In 1994, he developed his own excimer laser to perform LASIK refractive surgery after seeing how refractive lamellar keratoplasty and the excimer laser could nicely combine forces to produce the LASIK procedure. During this time he patented certain methods and apparatuses surrounding the LASIK procedure, including a method to use the laser to treat the problem of bifocals. His colleagues, seeing his expertise in LASIK refractive surgery purchased lasers from him to also begin this exciting procedure. Together with these colleagues he helped establish the Keratomileusis Study Group, an international study group dealing with these types of procedures. Furthermore, during this period he worked extensively with the Food and Drug Administration regarding his research with LASIK.

In 1996, he reasoned that LASIK would not be the ideal surgical procedure for the very nearsighted. He identified a scientist in Moscow named Igor Valyunin. He teamed up with a group of business people as their medical director to take Mr. Valyunin's technology into the marketplace. In order to help fund this venture he formed the Vision Venture Fund (VVFI), an international group of physicians investing in early-stage ophthalmic technologies. Under his guidance VVF1 invested in International Vision, Inc., the company structure to bring Igor's Russian phakic lens technology to the marketplace.

International Vision, Inc. transferred the technology to the United States and acquired a California based manufacturing facility called Medennium. The Company utilized international data generated by Dr. Rozakis and his colleagues to bypass FDA Phase 1 and obtain a CE Mark in Europe. The technology was sold to Ciba Vision. Today we own the United States and Japanese marketing rights and the international rights are licensed to IOLTECH - Zeiss.

In 1998, he was voted by his peers to receive the Prof. Jose Ignacio Barraquer Award - an international award for his contribution to LASIK refractive surgery. He was also the national medical director of Lasersight Centers and has written and published multiple textbooks on refractive surgery. Dr. Rozakis is also a member of the American Society of Cataract and Refractive Surgery, American Society of Ophthalmic Administrators, American Academy of Ophthalmology
(Fellow), Research to Prevent Blindness, Ohio Ophthalmological Society, Cleveland Ophthalmological Society, European Society of Refractive Surgeons, Association for Research in Vision and Ophthalmology, American Medical Association, North Carolina Medical Society, International Society of Refractive Surgery, and the International Society of Ocular Surgeons. He has authored many publications in the areas of LASIK, phakic lenses and general refractive surgery. In addition, he has been a keynote speaker in all of the above areas and has trained or consulted hundreds of physicians in refractive surgery techniques and patient complications.

Dr. Rozakis is terminating his practice of laser refractive and phakic refractive lens surgery to focus on Implantable Vision Inc. His goals are to continue to champion phakic refractive lenses in the field of refractive surgery. He also has interests in the world of AntiAging medicine and is seeking ways to integrate Refractive Surgery with AntiAging Medicine. He is awaiting final patent approval of a novel method of treating patients who need to wear bifocals.

WILLIAM ROZAKIS - Mr. Rozakis has spent the last six years involved in early staged medical device, biotechnology and information technology companies. He has raised several million dollars for multiple ventures and has assisted in the structuring, planning and documentation for each organization. He has also been involved in the clinical trial data organization process and developed a web-based trial & medical record expert software system. This robust platform has been exclusively licensed to Medical Logics, LLC and it is currently used for AntiAging evaluations and facilitating medical decisions made between experts and physicians for their patients. In addition, he has been involved in refractive surgery since 1995 and participated with Dr. Rozakis in the development of his laser and subsequent algorithms for customized LASIK treatments.

Mr. Rozakis graduated from Duke University with a degree in biomedical engineering and economics. At Duke, he has performed research in the areas of topography-guided LASIK, developed phakic lens clinical trial protocols, and designed an infant x-ray monitor to minimize radiation exposure in neonates. He has extensive experience in ASP, PHP, Linux, VBScript, JavaScript, SQL, database management and HTML programming.

IGOR VALYUNIN - Mr. Valyunin was Chief Biopolymer Engineer at the Dr. Federov Eye Institute (MNTK) in Moscow, Russia and a key member of the group that invented phakic refractive lenses in the 1980's. He has over 20 years of experience in developing and manufacturing the lenses and has developed and patented in conjunction with Dr. Rozakis, the design of our lens.

In 1997, he held the patent on the PRL phakic lens that was licensed by International Vision, Inc. The company transferred the technology to the United States and subsequently acquired Medennium, Inc., a California manufacturing facility. The lens utilized international data to bypass Phase I FDA studies and is currently in FDA Phase III trials. The marketing rights were licensed to CIBA Novartis in the United States, and Zeiss Inc. internationally. Since that time, we have acquired the U.S. and Japanese patents and Igor developed a new generation of lenses, including product line extensions, to be commercialized by our company, Implantable Vision, Inc.

He received his degree from the Leningrad Technology Institute in Russia with a specialization in Chemistry, technology of organic synthesis. He also remained at the university and received an MBA equivalent degree.

JERRY KAENI - Mr. Kaeni is the founder, CEO and President of Millennium Biomedical, Inc. (MBI), a California Corporation engaged in the business of developing, manufacturing, and marketing ophthalmic medical devices since July of 1997. During his tenure, the company has successfully developed intraocular lenses (IOL's), provided contract manufacturing, manufactured and marketed FDA and CE Mark approved ophthalmic devices domestically and internationally. The company is FDA registered and ISO 13485, 2003 Certified and has obtained five FDA 510(k) approvals for its ophthalmic devices.

Mr. Kaeni has 22 years of experience in Research and Development, and manufacturing of ophthalmic devices. Prior to founding MBI he worked at IOLAB Corporation, a Johnson & Johnson company, for over 14 years managing projects vital to the success of the company including manufacturing process transfer and scale up internationally, Supplier Management, Product management, product and process development.

Prior to joining IOLAB Corporation Jerry Kaeni was the Engineering Manager at ESCO Corporation in Portland, Oregon. He was engaged in productivity improvements and product cost reduction projects, process development and costing. Jerry Kaeni has a Bachelor of Science degree in Engineering from Oregon Sate University.

DR. ALEX HATSIS - Graduated from Fordham University with a Bachelors of Science degree in Biology in 1972. To reduce the additional expense of a medical education he chose to accept a full academic scholarship to the School of Medicine and Surgery at the University of Bologna, Bologna, Italy where he graduated first in his class in 1978. During his medical education he complimented his International training by simultaneously studying medicine and surgery in Brooklyn, New York and was awarded an additional diploma from The
Brooklyn Hospital, an affiliate of The State University of New York at Downstate. He chose to begin his post-graduate education within the New York State Hospital system by accepting a General Surgery Residency at The Nassau County Medical and Trauma Center, an affiliate of the State University of New York. After two years of General Surgery he accepted an invitation to specialize in Ophthalmology at the Nassau County Medical Center where, after completing his residency, he graduated in 1983. A progressive thinker even as a resident, Dr. Hatsis recognized the potential of the Argon Blue-Green laser which had recently been approved by the FDA. He began treating glaucoma, a blinding disease which affected many of the minority patients he cared for by directly ablating the ciliary body. In 1981, as a resident, he was instrumental in developing one of the first protocols and a treatment plan for ciliary body ablation of the eye to reduce the glaucoma pressure. Today this FDA approved treatment is routinely done in association with cataract extraction and has gained acceptance among the ophthalmic community.

Dr. Hatsis became licensed in both New York and Florida and began his private clinical practice soon after graduation. He began focusing on refractive surgery in 1985 in an effort to eliminate his patient's dependence on glasses. He felt limited by the accepted procedures of the time and in 1992 began attending conferences on and then performing refractive lamellar keratoplasty. At these conferences he and Dr. George Rozakis met and exchanged ideas about the future of refractive surgery. In an effort to perfect lamellar surgery in 1995 Dr. Hatsis traveled to Bogata, Columbia to study under Luis Ruiz, MD who blended lamellar corneal surgery with the precision of the Excimer laser in a procedure called LASIK. Knowing lamellar Excimer surgery and being aware of the deficiencies of the accepted Excimer surface procedure called PRK, Dr. Hatsis performed the first LASIK in the northeast once the Summit laser was approved in 1995. Again he realized the limitations of the Excimer laser and in June 1996 with the assistance of Dr. Rozakis he implanted the first posterior chamber phakic implant lens in North America. Dr. Hatsis is certified by the American Board of Ophthalmology and is a Fellow of the American College of Surgeons. He was awarded additional specialization certifications by the American Board of Eye Surgeons in Incisional Keratorefractive Surgery and also Lamellar Refractive Surgery. Dr. Hatsis is a member of the American Academy of Ophthalmology, the New York State Ophthalmology Society, the International Keratomeilusis Study Group, the American Society of Cataract and Refractive Surgeons and is the past Vice President of the New York Keratorefractive Society. Dr. Hatsis has been participating for several years in surgical missionary work where his nursing staff and a senior resident accompany him traveling abroad to care for the underprivileged around the world. In 1999 he was awarded the prestigious Anton Banko Award for Research in Ophthalmology for his work with vision improvement in amblyopic children. Dr. Hatsis is currently responsible for the education of 12 ophthalmology residents as The Director of Refractive Surgery, Senior Attending for Resident Training and Assistant Clinical Professor of Ophthalmology at the State University of New York, Stony Brook, NY as well as the Northport Veterans Administration Medical Center and the Nassau University Medical Center. He has been published in four textbooks and has authored over fifteen articles as well as being invited to speak at many conferences about refractive surgery and phakic implant lenses in the United States and abroad.

     (e) Committees of the Board of Directors

The Board of Directors does not have a nominating committee. Therefore, the selection of persons or election to the Board of Directors was neither independently made nor negotiated at arm's length.

Compensation Committee. Our Company established a Compensation Committee on February 28, 2006, which consists of two directors, William Rozakis and Jerry Kaeni. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of our officers and directors.

Audit Committee. On February 28, 2006 the Board of Directors established an Audit Committee, which consists of two directors, Dr. George Rozakis and William Rozakis. The Audit Committee will be charged with recommending the engagement of independent accountants to audit Company financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of our Company management and independent accountants pertaining to our financial statements and performing other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

     (f) Resolution of conflicts of interest

As mentioned earlier, some of our officers and directors will not always devote 100% of their time to the affairs of our Company. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. Such conflict may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to our Company.

There is no procedure in place, which would allow our officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner, which they consider appropriate.

We have no formal procedure in place with regard to any intellectual property that an officer or director might develop in another business. The policy and the expectation is that, if it is related to the current product, it belongs to us. Although our officers and directors have indicated that they are not involved in any intellectual property development (IP) directly related to the current product, outside of our company, our policy would be that, if it is not related to our product, we would not assert any ownership claim to such IP.

We know of no apparent conflict with any other business or venture in which any employee officer or director may be involved. All of the officers and directors (except Jerry Kaeni who has been engaged in the intraocular lens development and contract manufacturing for the past seven years and has contributed in development and manufacturing of products that may or may not directly or indirectly compete with this product but has agreed to cease future developments of products in the posterior refractive segment) have indicated that they have no business interests in any business, supplier, subcontractor, or sales entity that directly or indirectly competes with our company, however, we intend to contract with Millennium BioMedical, Inc. owned by Director Jerry Kaeni and substantial shareholder to produce lenses for upon FDA approval. Millennium has agreed to match or beat any arms length bid by any other manufacturer reviewed annually by an independent biomedical product advisor.

                             EXECUTIVE COMPENSATION

     (a) Officers' Compensation. The following table sets forth the compensation payable to our Chief Executive Officer and other executive officers of Implantable Vision, Inc. for services in all capacities to our Company and our subsidiaries during the two years ended December 31, 2005.

                               Annual Compensation

---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
Name and Principal Position            Year                      Salary                    Bonus                      Total
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
Dr. George Rozakis,                    2006                     $200,000-$250,000                       0          $200,000-$250,000
President, Director
                                       2005                                     0                       0                          0
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
William Rozakis,                       2006                              $120,000                       0                   $120,000
Secretary, Director
                                       2005                                     0                       0                          0
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
Jon Elliott (1)                        2006                                     0                       0                          0
                                       2005                                     0                       0                          0
                                       2004                                     0                       0                          0
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
Wesley Whiting (2)                     2006                                     0                       0                          0
                                       2005                                     0                       0                          0
                                       2004                                     0                       0                          0
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
Jerry Kaeni, Chief                     2006                              $150,000                       0                   $150,000
Manufacturing Officer,
Director
                                       2005                                     0                       0                          0
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
Igor Valyunin, Chief                   2006                              $120,000                       0                   $120,000
Development Officer,
Director
                                       2005                                     0                       0                          0
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
Alexander Hatsis, Medical              2006                              $100,000                       0                          0
Director
                                       2005                                     0                       0                          0
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------


(1) Former President, resigned December 2005
(2) Former Secretary, resigned December 2005

We have made no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d). Many of the officer's compensation is anticipated to be in the form of independent contractor agreements.

(b) Directors' Compensation

Directors who are also officers of Implantable Vision, Inc. receive no cash compensation for services as a director. However, the directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We have not granted any options to directors under Stock Incentive Plan as adopted.


                     SUMMARY COMPENSATION TABLE OF DIRECTORS
             (excludes compensation shown in Executives Table above)

Our directors do not receive any compensation pursuant to any standard arrangement for their services as directors. Wesley Whiting and Redgie Green, former Directors, each received 5,000 shares of common stock in 2005 for their services rendered in 2005.

We have no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

Termination of Employment and Change of Control Arrangements: None. Stock purchase options: None


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) Beneficial owners of five percent (5%) or greater, of our common stock:
The following sets forth information with respect to ownership by holders who are not officers or directors of more than five percent (5%) of its common stock known by our Company based upon 22,548,559 shares outstanding at June 28, 2006.




                                                                                                                   Percent of Class
Title of                    Name and Address                 Amount of          Percent of   Percent of Class Upon Upon Full Warrant
Class                       of Beneficial Owner         Beneficial Interest        Class     Subscription Funding  Exercise
------------------------------------------------------------------------------------------------------------------------------------
Common Stock               Alex Hatsis                        1,380,000            6.1%            5.6%              2.7%
                           2 Lincoln Ave
                           Suite 401
                           Rockville Centre, NY 11570

Common Stock               Kavouria, LLC(2)                  1,380,000(2)          6.1%            5.6%              2.7%
                           25730 Lorain Road
                           North Olmsted, OH 44070

     (b) The following sets forth information with respect to our common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group at January 31, 2006.

                                                                                               Percent of Class     Percent of Class
Title of                   Name and Address                   Amount of            Percent of  Upon Funding         Upon Full
Class                      of Beneficial Owner                Beneficial Interest    Class     Subscription Funding Warrant Exercise
------------------------------------------------------------------------------------------------------------------------------------
Common Stock               George Rozakis President/Director  2,430,155                 10.8%             9.8%          4.8%
                           25730 Lorain Road
                           North Olmsted, OH 44070

Common Stock               William Rozakis (2), Secretary     3,480,845                 15.4%             14.1%         6.8%
                           25730 Lorain Road
                           North Olmsted, OH 44070

Common Stock               Rozakis Family, LLC  (1)           2,415,000 (1)             10.7%             9.7%          4.7%
                           25730 Lorain Road
                           North Olmsted, OH 44070

Common Stock               Rozy Ventures II (2)               2,100,845 (1)             9.3%              8.5%          4.1%
                           25730 Lorain Road
                           North Olmsted, OH 44070

Common Stock               Jerry Kaeni, Director              5,980,000                 26.5%             24.1%        11.8%
                           25730 Lorain Road
                           North Olmsted, OH 44070

Common Stock               Igor Valyunin, Director            5,014,000                 22.2%             20.2%        9.9%
                           3862 South Lake Dr.
                           Apt. 102
                           St. Francis, WI 53235-5232

Total for officers and directors                             __________                ______            _______      _______
as a group (6 persons)                                       20,700,000                 91.7%            83.5%        40.7%

(1) Controlled by Betty and George Rozakis, the aggregate of the Rozakis family beneficial holdings being 21.5% as of date hereof.

(2) Kavouria, LLC and Rozy Ventures LLC are managed by William Rozakis for whom the aggregate beneficial holdings redeemed to be 15.4% as of date hereof.

Each principal shareholder has sole investment power and sole voting power over the shares except when husband and wife share it.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2005 we settled approximately $285,000 in loans from Jon Elliott, former President and Director, for $100,000 and we paid $5,000 to Jon Elliott to retire 300,000 common shares to treasury. Wesley Whiting and Redgie Green each received 5,000 shares as compensation for services in 2005.

On December 16, 2005, we entered into a Plan and Agreement of Reorganization with JIGJIG, LLC (JIG) and its interest holders whereby the interest holders of JIG received 30,000,000 shares of Common Stock in exchange for 100% interest in JIG. JIG is merging into BT Acquisitions, Inc. a newly formed subsidiary of Registrant. JIG holds intellectual property regarding implantable ocular lenses, which correct vision and which, in application, avoid many of the disadvantages or limitations of laser alterations of the cornea. The intellectual property has not yet been FDA approved nor received CE Mark for its commercialization. As a result, the shareholders received a total of 30,000,000 shares of company stock and became officers, directors, and affiliates of our company. In order to revalue the acquisition, the Company retired 9,300,000 shares of Common Stock from seven persons or entities from their ownership interest in JIG. The current shareholder positions are as follows:

George Rozakis                                                  2,430,155
Rozakis Family, LLC (beneficially George Rozakis)               2,415,000
Rozy Ventures II (beneficially William Rozakis)                 2,100,845
Jerry Kaeni                                                     5,980,000
Igor Valyunin                                                   5,014,000
Alex Hatsis                                                     1,380,000
Kavouria, LLC (beneficially William Rozakis)                    1,380,000
                                                                ---------
Total                                                          20,700,000


As a result of the Plan and Agreement of Reorganization, we received $475,000 in capital with which we settled all of the existing outstanding debt of Implantable Vision, Inc. as of December 2005.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation (as amended) authorize the issuance of 100,000,000 shares of common stock at $.001 par value. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation. Our shareholders are entitled to dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably our net assets after distribution is made to our creditors.

Our common shareholders have no preemptive, conversion or redemptive rights. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock are issued in the future, the relative interests of then existing stockholders will be diluted.

We have 22,548,559 common shares issued and outstanding at June 28, 2006, 2,310,924 shares subscribed for and being registered herein, 16,000,000 shares reserved for warrant exercise and 10,000,000 shares reserved for conversion of Series "A" Convertible Preferred.


Series "A" Convertible Preferred Stock

We have authorized, issued and outstanding, one million shares of Series "A" Convertible Preferred Stock. Each share of our Series "A" Preferred stock is convertible into ten units, and each of these units contains ten shares of common stock together with two and one half "A" warrants to purchase common stock at $2.00 per share until December 2006 and two and one half "B" warrants to purchase common stock at $5.00 per share until March 2009. The holders of Series "A" stock is restricted of the amount they may convert if at the time of conversion the holder of Series "A" would hold more than 4.999% of our common stock in the aggregate immediately after such conversion including "A" and "B" warrants which might be exercisable within 60 days.

In addition, the Series "A" Preferred stock carries liquidation preferences of $3.00 per share. The Series "A" Preferred also provides for adjustment of the Conversion Price in the possible events of change of control, changes in par value, consolidation or merger. The Series "A" is not mandatorily redeemable, and may not be redeemed before January 1, 2009.

Series "B" Convertible Preferred Stock Authorized: Series "B" was cancelled and no shares are issued and outstanding. Designation of Rights is revoked, and there is no current Designation of Series B Rights.

              PRICE RANGE OF OUR COMMON STOCK & STOCKHOLDER MATTERS

     a) Our common stock is traded in the over-the-counter market under the symbol "IMVS" (OTC Bulletin Board Symbol). The table below sets forth the high and low bid prices of our common stock for the periods indicated. Such prices are inter-dealer prices, without mark-up, mark-down or commissions and do not necessarily represent actual sales.

                                             High            Low
                                             ----            ----
Year Ended July 31, 2006 (split adjusted)

       Third Quarter . . . . .              $4.15           $3.00
       Second Quarter. . . . .              $4.50           $1.00
       First  Quarter. . . . .              $1.10           $0.25


Year Ended July 31, 2005

       Fourth Quarter. . . . .               $.09            $.019
       Third  Quarter. . . . .               $.10            $.05
       Second Quarter. . . . .               $.20            $.01
       First  Quarter. . . . .               $.01            $.007

Year Ended July 31, 2004

       Fourth Quarter. . . . .               $.029           $.019
       Third  Quarter. . . . .               $.029           $.018
       Second Quarter. . . . .               $.06            $.019
       First  Quarter. . . . .               $.08            $.059

Because of recent changes in the rules and regulations governing the trading of small issuers securities, our securities are presently classified as "Penny Stock" This classification places significant restrictions upon broker-dealers desiring to make a market in these securities. The existence of market quotations should not be considered evidence of the "established public trading market."

     (b) Shareholders. As of June 28, 2006, we had 495 shareholders of record.

     (c) Dividends. We haven't paid any dividends and do not foresee paying dividends in the next five years.


Since December 2005, we have completed a private placement offering of:

1,476,971 Shares with a total of $1,757,595.49 as follows:

Eric Malinski           - 256,303 shares ($305,000.00)
447 Saxon Place
Castle Rock, CO 80108

Larry Cahill            - 420,168 shares ($500,000)
                        - 1,260,504 shares ($1,500,000 subscribed for)
3330 SouthGate Ct.
Cedar Rapids, OH 52406

David Clarkson          - 42,500 shares ($50,000)
3403 Apiatan Ct.
Ft. Collins, CO 80524

Richard L. Clarkson
Joanne  Clarkson  JTWROS - 42,500 shares  ($50,000)
7657 San Remo Pl.
Orlando, FL 32835

Richard L Clarkson TTEE
FBO Lucille S. Ball     - 42,500 shares ($50,000)
7657 San Remo Pl.
Orlando, FL 32835

Richard D. Clarkson     - 42,500 shares ($50,000)
11461 Lk Butler Blvd
Windermere, FL 34786

John Walz               - 42,500 shares ($50,000)
3209 Town Center Ct.
Ft. Collins, CO 80524

Providence Investment
Management Group        - 168,000 shares ($200,000)
525 E. 72nd St., Apt. 37H
New York, NY 10021

H. Thomas Monroe        - 210,000 shares ($249,900)
2623 Merlin Dr.
Lewisville, TX 75056

Theon Enderle           - 210,000 shares ($249,900)
7594 Lockhart Way
Boynton Beach, FL 33437

Maurice Bennett         - 1,050,420 shares ($1,250,000 subscribed for)
164 S. Washington
Denver, CO  80209

All  sales  were  to  accredited   investors   pursuant  to  an  exemption  from
Registration under Section 4(6) of the Securities Act of 1933.


PENNY STOCK CLASSIFICATION

Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals have a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of broker- dealers to sell our securities and also may adversely affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. (See "Risk Factors.")

In addition, due to past abuse in the market, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9
under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. The rules further will impair the ability of owners of shares to sell our securities in any market that might develop for them. (See "Risk Factors.")

                             REPORT TO STOCKHOLDERS

We are required to make available annual reports to stockholders containing audited financial statements reported upon by our independent auditors and intend to release unaudited quarterly and other interim reports to our stockholders as is required by Section 13(a) of the Securities and Exchange Act of 1934.

                          TRANSFER AGENT AND REGISTRAR

We have engaged Transfer Online, Inc., of 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, as our transfer agent.

                        LIMITATIONS ON DIRECTOR LIABILITY

Our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by Utah law. Our bylaws provide that we indemnify our directors and executive officers to the fullest extent as allowed by statute. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, it is against public policy and is therefore unenforceable.

Our Board of Directors may alter, amend or repeal our Bylaws by the affirmative vote of at least a majority of the entire Board of Directors, provided that any Bylaws adopted by the Board of Directors may be amended or repealed by our shareholders. Our shareholders may also adopt, repeal, or amend, our Bylaws by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective non-sale pledgees, non-sale donees, non-sale assignees and other non-sale successors-in-interest propose to offer shares for sale at market prices from time to time on an on-going basis. Selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. There is currently a market price for our stock, and the market price may bear no relation to factors such as a value determination, price earnings ratio, book value, or any other objective criteria, since we have sustained continuing losses and have no positive net book value. These sales may be at market or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o    privately-negotiated transactions;
o    short sales;
o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
o    through the writing of options on the shares;
o    a combination of any such methods of sale; and
o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective non-sale pledgees, non-sale donees, non-sale transferees or other non-sale successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regard to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

No selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

                         DETERMINATION OF OFFERING PRICE

There has been a sporadic market for the shares of our common stock. For purposes of this registration, the offering price will be at market price per share. The price will be based upon the market price at the time of sale of shares. There is no direct relation between any market price and the assets, book value, shareholders' equity or net worth of our company.

                                     EXPERTS

Our financial statements as of July 31, 2004 and July 31, 2005 have been included in the Registration Statement in reliance upon the reports of Michael
B. Johnson & Company and Jaspers + Hall, PC, independent auditors, and upon the authority of said firms as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Implantable Vision, Inc. by Michael A. Littman, Attorney at Law, 7609 Ralston Road, Arvada, Colorado 80002.


                         WHERE YOU CAN FIND INFORMATION

We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, D.C., relating to the securities offered. For further information with respect to us and the securities offered, and reference is made to such registration statement. This prospectus constitutes the prospectus of Implantable Vision, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You may review the Registration Statement, including the exhibits, without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

IN ADDITION, WE WILL FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY DOCUMENT WE FILE AT THE SEC'S PUBLIC REFERENCE ROOMS IN WASHINGTON, D.C., NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. OUR SEC FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                      INDEX TO AUDITED FINANCIAL STATEMENTS


                           BAYMARK TECHNOLOGIES, INC.

                          INDEX OF FINANCIAL STATEMENTS



                                                                          PAGES

Auditors Report- Michael Johnson & CO                                        F-1

Balance Sheets for July 31, 2005 and 2004                                    F-2

Statements of Operations for July 31, 2005 and 2004                          F-3

Statements of Stockholders' Equity for July 31, 2005 and 2004           F-4, F-5

Statements of Cash Flow for July 31, 2005 and 2004                           F-6

Notes to Financial Statements  for July 31, 2005 and 2004             F-7 - F-11



INDEX TO INTERIM FINANCIAL STATEMENTS -

Balance Sheet for April 30, 2006                                            F-14

Statements of Operations for April 30, 2006 and 2005                        F-15

Statements of Stockholders' Equity (Deficit) for April 30, 2006 and 2005    F-16

Statements of Cash Flows for April 30, 2006 and 2005                        F-18

Notes to Financial Statements for April 30, 2006 and 2005                   F-19

                           BAYMARK TECHNOLOGIES, INC.
                         (FORMERLY E-COMMERCE WEST CORP)

                              FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JULY 31, 2005 AND 2004

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
9175 E. Kenyon Avenue, Suite 100
Denver, CO 80237
303-796-0099

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Baymark Technologies, Inc.
San Diego, CA

We have audited the accompanying consolidated balance sheet of Baymark Technologies, Inc. as of July 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States) per standard No. 1 of the PCAOB standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baymark Technologies, Inc. as of July 31, 2005, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The financial statements for the year ended July 31, 2004 were audited by other accountants, whose report, dated November 9, 2004, expressed an unqualified opinion on those statements. They have not performed any auditing procedures since that date.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern. The Company lost $9,429,480 from operations through July 31, 2005. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Jaspers + Hall, PC
Denver, Colorado
November 17, 2005
/s/Jaspers + Hall, PC



                              BAYMARK TECHNOLOGIES
                           Consolidated Balance Sheets
                                    July 31,


                                                                                                2005               2004
                                                                                           ---------------    ---------------
ASSETS:
Current Assets:
    Cash                                                                                   $            -     $            -
                                                                                           ---------------    ---------------

        Total Current Assets                                                                            -                  -
                                                                                           ---------------    ---------------

Fixed Assets:
     Property & Equipment                                                                         33,950             33,950
     Less Accumulated Depreciation                                                               (33,950)           (33,950)
                                                                                           ---------------    ---------------

          Total Fixed Assets                                                                            -                  -
                                                                                           ---------------    ---------------

TOTAL ASSETS                                                                               $            -     $            -
                                                                                           ===============    ===============


LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT):
Current Liabilities:
    Accounts Payable                                                                       $      298,944     $      298,944
    Accrued Expenses                                                                              141,573            141,573
    Note Payable - Related Party                                                                  168,731            168,731
    Discontinued Operations Liability                                                                 148                148
                                                                                           ---------------    ---------------

        Total Current Liabilities                                                                 609,396            609,396
                                                                                           ---------------    ---------------

 Stockholders Equity (Deficit):
    Preferred Stock,  $.001 par value,  100,000,000  shares  authorized Series A
       Convertible preferred stock 1,000,000 shares
       issued and outstanding 2004 and 2003                                                         1,000              1,000
       Series B Convertible preferred stock 100,000 shares
       issued and outstanding 2005 and 2004                                                           100                100

    Common stock, $.001 par value, 150,000,000 shares authorized
        6,621,999 shares issued and outstanding in 2004 and 2005                                    6,623              6,623
    Additional Paid-In Capital                                                                  7,812,361          7,812,361
    Accumulated deficit                                                                        (8,429,480)        (8,429,480)
                                                                                           ---------------    ---------------

        Total Stockholders' Equity (Deficit)                                                     (609,396)          (609,396)
                                                                                           ---------------    ---------------

                                                                                           ===============    ===============
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT                                          $            -     $            -
                                                                                           ===============    ===============

The accompanying notes are an integral part of these financial statements.



                           BAYMARK TECHNOLOTIES, INC.
                     Consolidated Statements of Operations
                          For the Years Ended July 31,


                                                                     2005                  2004
                                                                ----------------      ---------------

Revenue:
    Sales                                                       $             -       $             -
                                                                ----------------      ---------------

Total Income                                                                  -                     -
                                                                ----------------      ---------------

Operating Expenses:
     Administrative Expenses                                                   -             150,178
                                                                ----------------      ---------------

Total Expenses                                                                -              150,178
                                                                ----------------      ---------------

Net Loss From Operations                                                      -             (150,178)
                                                                ----------------      ---------------

Other Income/Expenses:
     Interest Income                                                          -                    -
     Loss on Investments                                                      -                    -
     Gain/Loss on Discontinued Operations                                     -                    -
     Interest Expense                                                         -                    -
                                                                ----------------      ---------------

Net Other Income/Expense                                                      -                    -
                                                                ----------------      ---------------

Net Gain/Loss                                                   $             -       $     (150,178)
                                                                ================      ===============

Per Share Information:

     Weighted average number
     of common shares outstanding                                    6,621,999             6,621,999
                                                                ----------------      ---------------

Net Loss per common share                                              *                 $   (0.02)
                                                                ================      ===============

*Less than $.01

The accompanying notes are an integral part of these financial statements.



                           BAYMARK TECHNOLOGIES, INC.
           Consolidated Statements of Stockholders' Equity (Deficit)
                                 July 31, 2005


                                                                       PREFERRED STOCK
                                                        SERIES A                                 SERIES B
                                                        --------                                 --------
                                                      # of Shares            Amount            # of Shares            Amount
                                                      -----------            ------            -----------            ------

Balance - July 31, 1998                                    1,000,000             $1,000               100,000              $ 100
Issuance of stock for cash                                         -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Cancellation of stock                                              -                  -                     -                  -
Net Loss for Year
                                                           ---------             ------               -------              ---------
Balance - July 31, 1999                                    1,000,000              1,000               100,000                100
                                                           ---------             -------              -------              ---------
Issuance of stock for cash                                         -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Issuance of stock for acquisition                                  -                  -                     -                  -
Issuance of stock for cash                                         -                  -                     -                  -
Stock Option issuance                                              -                  -                     -                  -
Net Loss for Year                                                  -                  -                     -                  -
                                                           ---------             ------               -------              ---------
Balance -  July 31, 2000                                   1,000,000              1,000               100,000                100
                                                           ---------             ------               -------              ---------
Issuance of stock for services                                     -                  -                     -                  -
Cancellation of stock for acquisition
Net Loss for Year                                                  -                  -                     -                  -
                                                           ---------             ------               -------              ---------
Balance - July 31, 2001                                    1,000,000              1,000               100,000                100
                                                           ---------             ------               -------              ---------
Issuance of stock for services                                     -                  -                     -                  -
Issuance of stock for cash                                         -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Issuance of stock for services                                     -                  -                     -                  -
Net Loss for Year                                                  -                  -                     -                  -
                                                           ---------             ------               -------              ---------
Balance - July 31, 2002                                    1,000,000              1,000               100,000                100
                                                           ---------             ------               -------              ---------
Issuance of stock for services                                     -                  -                     -                  -

Net Loss for Year                                                  -                  -                     -                  -
                                                           ---------             ------               -------              ---------
Balance - July 31, 2003                                    1,000,000              1,000               100,000                100
                                                           ---------             ------               -------              ---------
Net Loss for Year                                                  -                  -                     -                  -
                                                           ---------             ------               -------              ---------
Balance - July 31, 2004                                    1,000,000              1,000               100,000                100
                                                           ---------             ------               -------              ---------
Net Loss for Year                                                  -                  -                     -                  -
                                                           ---------             ------               -------              ---------
Balance - July 31, 2005                                    1,000,000             $1,000               100,000              $ 100
                                                           ---------             ------               -------              ---------



                              BAYMARK TECHNOLOGIES
            Consolidated Statement of Stockholders' Equity (Deficit)
                                  July 31, 2005
                                   (continued)


                                                   COMMON STOCKS                   Additional                             Total
                                                                                    Paid-In              Accumulated   Stockholders'
                                           # of Shares            Amount             Capital                Deficit       Equity
                                           -----------            ------             -------                -------       ------

Balance - July 31, 1998                    1,440,350           $ 1,440            $ 5,864,959            $ (6,091,217)   $ (223,718)
Issuance of stock for cash                   116,667               117                 92,383                       -        92,500
Issuance of stock for services                80,053                80                184,008                       -       184,088
Issuance of stock for services               438,889               439                336,166                       -       336,605
Cancellation of stock                         (7,780)               (8)                   (43)                      -           (51)
Net Loss for Year                                  -                 -                      -                (594,159)     (594,159)
                                           ---------           -------            -----------            ------------    -----------
Balance - July 31, 1999                    2,068,179             2,068              6,477,473              (6,685,376)     (204,735)
                                           ---------           -------            -----------            ------------    -----------
Issuance of stock for cash                    31,133                31                136,469                       -       136,500
Issuance of stock for services                68,467                69                152,889                       -       152,958
Issuance of stock for services               757,354               757                241,071                       -       241,828
Issuance of stock for acquisition             83,333                83                249,917                       -       250,000
Issuance of stock for cash                    16,667                17                 49,983                       -        50,000
Stock Option issuance                              -                 -                 36,000                       -        36,000
Net Loss for Year                                  -                 -                      -                (698,384)     (698,384)
                                           ---------           -------            -----------            ------------    -----------
Balance -  July 31, 2000                   3,025,133             3,025              7,343,802              (7,383,760)      (35,833)
                                           ----------          -------            -----------            ------------    -----------
Issuance of stock for services             1,279,760             1,280                 48,627                       -        49,907
Cancellation of stock for acquisition        (83,333)              (83)                     -                       -           (83)
Net Loss for Year                                  -                 -                      -                (506,088)     (506,088)
                                           ----------          -------            -----------            ------------    -----------
Balance - July 31, 2001                    4,221,560             4,222              7,392,429              (7,889,848)     (492,097)
                                           ---------           -------            -----------            ------------    -----------
Issuance of stock for services               731,151               731                215,852                       -       216,583
Issuance of stock for cash                   100,000               100                  9,900                       -        10,000
Issuance of stock for services                70,000                70                  6,930                       -         7,000
Issuance of stock for services               100,000               100                  9,900                       -        10,000
Issuance of stock for services             1,085,002             1,085                161,665                       -       162,750
Issuance of stock for services               100,000               100                  9,900                       -        10,000
Issuance of stock for services                14,286                15                    985                       -         1,000
Net Loss for Year                                  -                 -                      -                (318,935)     (318,935)
                                           ----------          -------            -----------            ------------    -----------
Balance - July 31, 2002                    6,421,999             6,423              7,807,561              (8,208,783)     (393,699)
                                           ----------          -------            -----------            ------------    -----------
Issuance of stock for services               200,000               200                  4,800                       -         5,000

Net Loss for Year                                  -                 -                      -                 (70,519)      (70,519)
                                           ---------           -------            -----------            ------------    -----------
Balance - July 31, 2003                    6,621,999             6,623              7,812,361              (8,279,302)     (459,218)
                                           ---------           -------            -----------            ------------    -----------
Net Loss for Year                                  -                 -                      -                (150,178)     (150,178)
                                           ---------           -------            -----------            ------------    -----------
Balance - July 31, 2004                    6,621,999             6,623              7,812,361              (8,429,480)     (609,396)
                                           ---------           -------            -----------            ------------    -----------
Net Loss for Year                                  -                 -                      -                       -             -
                                           ---------           -------            -----------            ------------    -----------
Balance - July 31, 2005                    6,621,999           $ 6,623            $ 7,812,361            $ (8,429,480)   $ (609,396)
                                           =========           =======            ===========            ============    ===========


The accompanying notes are an integral part of these financial statements.



                           BAYMARK TECHNOLOGIES, INC.
                      Consolidated Statement of Cash Flows
                          For the Year Ended July 31,

                                Indirect Method


                                                                                                 2005                     2004
                                                                                          ----------------         ----------------

Cash Flows from Operating Activities:

     Net (Loss)                                                                           $             -          $       (150,178)
     Issuance of stock for services                                                                     -                         -
     Depreciation                                                                                       -                         -
     Adjustments to reconcile net loss to cash used
        by operating activities
     Decrease in prepaid expenses                                                                       -                       178
     Increase in Discontinued Operations                                                                -                         -
     (Decrease) Increase in accounts payable and accrued expenses                                       -                   150,000
                                                                                           ----------------         ----------------

Net Cash Used by Operating Activities                                                                   -                         -
                                                                                           ----------------         ----------------

     Payment on Notes Payable - Related Party                                                           -                         -
                                                                                           ----------------         ----------------

Net Cash Provided by Financing Activities                                                               -                         -
                                                                                           ----------------         ----------------

Net Increase in Cash & Cash Equivalents                                                                 -                         -

Beginning Cash & Cash Equivalents                                                                       -                         -
                                                                                           ----------------         ----------------

Ending Cash & Cash Equivalents                                                             $            -           $             -
                                                                                           ================         ================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for Interest                                                                $            -           $             -
                                                                                           ================         ================
     Cash paid for Income Taxes                                                            $            -           $             -
                                                                                           ================         ================

NON-CASH TRANSACTIONS
     Common stock issued for services                                                      $            -           $             -
                                                                                           ================         ================


The accompanying notes are an integral part of these financial statements.

                           BAYMARK TECHNOLOGIES, INC.
                          Notes to Financial Statements
                                  July 31, 2005


Note 1 - Organization and Summary of Significant Accounting Policies:
         ------------------------------------------------------------

Organization:

The Company (formerly E-Commerce West Corp.), a Utah Corporation, was incorporated on March 21, 1981. Since incorporation the Company has undergone several name, ownership, directional and management changes. All of the prior subsidiaries have been discontinued, in the year ended July 2001. The most recent purpose of the Company was the developing and bringing, to market its business-to-business internet application which failed. The Company has no current business. The Company's fiscal year end is July 31.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Cash and Cash Equivalents:
--------------------------

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Property and Equipment

Equipment  and property are  capitalized  at  acquisition  cost and  depreciated
utilizing   the   straight-line   method  over  its   estimated   useful   life.
Maintenanceand repairs are charged to operations as incurred.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss), and accordingly, net loss is equal to comprehensive loss in all periods.

                           BAYMARK TECHNOLOGIES, INC.
                          Notes to Financial Statements
                                  July 31, 2005


Note 2 - Federal Income Taxes:

The Company has made no provision for income taxes because there have been no operations to date causing income for financial statements or tax purposes.

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 ("SFAS 109"). "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

                                                2005                     2004
                                                ----------              --------
Deferred tax assets
         Net operating loss carryforward      $ 8,429,480           $ 8,429,480
         Valuation allowance                   (8,429,480)           (8,429,480)
                                              -------------        -------------
         Net deferred tax assets              $         0           $         0
                                              =============        =============

At July 31, 2005, the Company had net operating loss carryforwards of approximately $8,429,480 for federal income tax purposes. These carryforwards if not utilized to offset taxable income will begin to expire in 2010.

Note 3 - Going Concern:

The Company's financial statements have been prepared on the basis that it is a going concern, which contemplated the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's current liabilities exceed the current assets by $609,396 at July 31, 2005.

The Company has not earned any revenue from operations in 2005. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital to ultimately achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to revitalize the Company.

Note 4 - Capital Stock Transactions:

The authorized capital stock of the Company is 150,000,000 shares of common stock at $.0001 par value and 100,000,000 shares of preferred stock at $.001 par value. In January of 2002 the Company authorized a 1 for 6 reverse split for the common stock. The Company issued 200,000 shares of common stock in 2003 for services, no shares of common stock were issued in 2004 or 2005. All shares and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give the effects of the reverse stock split.

                           BAYMARK TECHNOLOGIES, INC.
                          Notes to Financial Statements
                                  July 31, 2005

Note 5 - Segment Information

Baymark Technologies, Inc. operates primarily in a single operating segment, business-to business internet applications.

Note 6 - Note Payable - Related Party:

         Note payable to Jon Elliott for payment of company
         expenses, non-interest bearing due upon demand                $168,648
                                                                        ========

In the year 2003 Jon Elliott, president of the Company, paid Company expenses and advanced the Company the funds. The note holder is considered to be a related party.

NOTE 7 - Financial Accounting Developments:

Recently issued Accounting Pronouncements

In February 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB  Interpretation  No. 46 (revised December
2003), "Consolidation of Variable Interest Entities" (FIN No. 46R), which addresses how a business enterprise should evaluate, whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN No. 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", which was issued in January 2003. Companies are required to apply FIN 46R to variable interests in variable interest entities ("VIE") created after December 31, 2003. For variable interest in VIEs created before January 1, 2004 the interpretation is applied beginning January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying value is not practicable, fair value at the date FIN No. 46R first applies may be used measure the assets, liabilities and non-controlling interest of the VIE. The Company does not have any interest in VIEs.

In December 2004, the FASB issued SFAS No. 123R (revised 2004) "Share-Based Payment" which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning June 15, 2005. The new statement will require entities to expense employee stock options and other share-based payments. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified transition method or the modified retrospective transition method. The Company is to evaluate how it will adopt the standard and the evaluation the effect that the adoption of SFAS 123R will have on the financial position and results of operations.

                           BAYMARK TECHNOLOGIES, INC.
                          Notes to Financial Statements
                                  July 31, 2005

NOTE 7    - Financial Accounting Developments (Cont):

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." The statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4 previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight and rehandling costs may be so abnormal as to require treatment as current period charges". SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The adoption of SFAS No. 151 does not have an impact on the Company's financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets, an amendment of APB Opinion No. 29. The guidance in APB opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchange of non-monetary assets should be measured on the fair value of the assets exchanges. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets that do not have commercial substance. A non-monetary has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary exchanges occurring in fiscal periods beginning June 15, 2005. The adoption of SFAS No. 153 is not expected to have an impact on the Company's financial position and results of operations.

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in
Interim Financial Statements-An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and a correction of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of 2006. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its results of operations and financial condition but does not expect it to have a material impact.

                           BAYMARK TECHNOLOGIES, INC.
                          Notes to Financial Statements
                                  July 31, 2005

NOTE 7    - Financial Accounting Developments (Cont):


In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We do not expect the provisions of this consensus to have a material impact on the financial position, results of operations or cash flows.

                            IMPLANTABLE VISION, INC.
                      (FORMERLY BAYMARK TECHNOLOGIES, INC.)
                                   (UNAUDITED)

                              FINANCIAL STATEMENTS
                        NINE MONTHS ENDED APRIL 30, 2006

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
9175 E. Kenyon Avenue, Suite 100
Denver, CO 80237
303-796-0099


               REPORT ON REVIEW BY REGISTED PUBLIC ACCOUNTING FIRM


Board of Directors
Implantable Visions, Inc.
San Diego, CA


We have reviewed the accompanying consolidated balance sheet of Implantable Vision, Inc., formerly known as Baymark Technologies, Inc., and its subsidiaries as of April 30, 2006 and the related consolidated statement of operations for the three and nine-month period ended April 30, 2006, and cash flows for the nine-month period ended April 30, 2006. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America and standards of the PCAOB, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Jaspers + Hall, PC
June 19, 2006


                            IMPLANTABLE VISION, INC.
                      (Formerly Baymark Technologies, Inc.)
                           Consolidated Balance Sheet
                                                                                            Unaudited           Audited
                                                                                            April 30,           July 31,
                                                                                               2005               2005
                                                                                          ---------------    ---------------

ASSETS:
Current Assets:
    Cash                                                                                  $    1,296,761     $            -
                                                                                          ---------------    ---------------

        Total Current Assets                                                                   1,296,761                  -
                                                                                          ---------------    ---------------

Fixed Assets:
     Property & Equipment                                                                         45,114             33,950
     Less Accumulated Depreciation                                                                (4,512)           (33,950)
                                                                                          ---------------    ---------------

          Total Fixed Assets                                                                      40,602               -
                                                                                          ---------------    ---------------

TOTAL ASSETS                                                                              $    1,337,363     $         -
                                                                                          ===============    ===============


LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
    Accounts Payable                                                                      $       27,857     $      298,944
    Accruals                                                                                           -            141,573
    Note Payable - Related Party                                                                       -            168,731
    Discontinued Operations Liability                                                                  -                148
                                                                                          ---------------    ---------------

        Total Current Liabilities                                                                  27,857            609,396
                                                                                          ---------------    ---------------

 Stockholders Equity (Deficit):
    Preferred Stock, $.001 par value, 100,000,000 shares authorized                                1,000              1,000
       Series A Convertible preferred stock 1,000,000 shares
       issued and outstanding 2006 and 2005
       Series B Convertible preferred stock 100,000 shares                                             -                100
       issued and outstanding 2006 and 2005
    Common stock, $.001 par value, 150,000,000 shares authorized                                  30,373              6,623
        30,372,200 shares issued and outstanding in April 2006 and
        662,200 issued and outstanding in July 2005.
    Additional Paid-In Capital                                                                10,050,039          7,812,361
    Stock to be Issued                                                                             1,477
    Accumulated deficit                                                                       (8,773,383)        (8,429,480)
                                                                                          ---------------    ---------------

        Total Stockholders' Equity (Deficit)                                                   1,309,506           (609,396)
                                                                                          ---------------    ---------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                                        $    1,337,363     $            -
                                                                                          ===============    ===============

See Accountants' Review Report

                            IMPLANTABLE VISION, INC.
                      (Formerly Baymark Technologies, Inc.)
                      Consolidated Statement of Operations



                                                             Three-Months Ended                   Nine-Months Ended
                                                                 April 30,                            April 30,
                                                       -------------------------------      -------------------------------
                                                           2006              2005               2006              2005
                                                       -------------     -------------      -------------     -------------
Revenue:
    Sales                                              $          -      $           -      $          -      $          -
                                                       -------------     -------------      -------------     -------------
Total Income                                                      -                  -                 -                 -
                                                       -------------     -------------      -------------     -------------
Operating Expenses:
     Administrative Expenses                                320,401                  -           453,519                 -
                                                       -------------     -------------      -------------     -------------
Total Expenses                                              320,401                  -           453,519                 -
                                                       -------------     -------------      -------------     -------------
Other Income/Expense
    Interest Income                                              30                  -                30
    Forgiveness of Debt                                           -                  -           134,396
    Acquisition Cost                                              -                  -           (24,810)
                                                       -------------     -------------      -------------     -------------
Net Other Income/Expense                                         30                  -           109,616                 -
                                                       -------------     -------------      -------------     -------------
Net Loss From Operations                                   (320,371)                 -          (343,903)                -
                                                       -------------     -------------      -------------     -------------
Net Gain/Loss                                          $   (320,371)     $           -      $   (343,903)     $          -
                                                       =============     =============      =============     =============
Per Share Information:

     Weighted average number
     of common shares outstanding                        20,645,533          6,596,004        10,762,472         6,596,004
                                                       -------------     -------------      -------------     -------------
Net Loss per common share                              $      (0.02)     $           -      $      (0.02)     $          -
                                                       =============     =============      =============     =============

See Accountants' Review Report


                            IMPLANTABLE VISION, INC.
                      (Formerly Baymark Technologies, Inc.
                   Consolidated Stockholders' Equity (Deficit)
                         For Period Ended April 30, 2006




                                                   PREFERRED STOCK                          COMMON STOCKS         Additional
                                            SERIES A                 SERIES B                                      Paid-In
                                   # of Shares    Amount     # of Shares    Amount     # of Shares     Amount      Capital
                                   -----------    ------     -----------    ------     -----------     ------      -------


Balance - July 31, 2004             1,000,000   $  1,000       100,000    $    100        662,200    $     663   $  7,818,321
                                   -----------  ---------   -----------   ---------   ------------   ----------  -------------
Net Loss for Year                           -          -             -           -              -            -              -
                                   -----------  ---------   -----------   ---------   ------------   ----------  -------------
Balance - July 31, 2005             1,000,000      1,000       100,000         100        662,200          663      7,818,321
                                   -----------  ---------   -----------   ---------   ------------   ----------  -------------
Cancelled Stock                             -          -      (100,000)       (100)      (300,000)        (300)           400
Issuance of Stock to Directors              -          -             -           -         10,000           10              -
Issuance of Stock for Acquisition           -          -             -           -     30,000,000       30,000        475,200
Capital Investment - Stock to
be Issued                                   -          -             -           -              -            -        752,242
Capital Investment - Stock to be
Issued                                      -          -             -           -              -            -      1,003,876
Net Loss for Period                         -          -             -           -              -            -              -
                                   -----------  ---------   -----------   ---------   ------------   ----------  -------------
Balance - April 30, 2006            1,000,000   $  1,000             -    $      -     30,372,200    $  30,373   $ 10,050,039
                                   ===========  =========   ===========   =========   ============   ==========  =============

See Accountants Review Report

                            IMPLANTABLE VISION, INC.
                      (Formerly Baymark Technologies, Inc.
                   Consolidated Stockholders' Equity (Deficit)
                        For Period Ended April 30, 2006
(continued)

                                           Stocks                        Total
                                           To Be     Accumulated   Stockholders'
                                           Issued        Deficit         Equity
                                           ------        -------         ------



Balance - July 31, 2004                 $        -  $ (8,429,480)  $   (609,396)
                                        ----------  -------------  -------------

Net Loss for Year                                -              -             -
                                        ----------  -------------  -------------

Balance - July 31, 2005                         -     (8,429,480)      (609,396)
                                        ----------  -------------  -------------

Cancelled Stock                                 -              -              -
Issuance of Stock to Directors                  -              -             10
Issuance of Stock for Acquisition               -              -        505,200
Capital Investment - Stock to be
 Issued                                        633             -        752,875
Capital Investment - Stock to be
 Issued                                        844             -      1,004,720
Net Loss for Period                             -       (343,903)      (303,903)
                                        ----------  -------------  -------------

Balance - April 30, 2006                $    1,477  $ (8,773,383)  $  1,309,506
                                        ==========  =============  =============



See Accountants Review Report


                            IMPLANTABLE VISION, INC.
                      (Formerly Baymark Technologies, Inc.)
                      Consolidated Statement of Cash Flow

                                Indirect Method


                                                                                                          Nine-Months Ended
                                                                                                              April 30,
                                                                                                   --------------------------------
                                                                                                       2006               2005
                                                                                                   --------------    --------------
Cash Flows from Operating Activities:

     Net (Loss)                                                                                    $    (343,903)    $        -
     Issuance of stock for services                                                                           10              -
     Depreciation                                                                                          4,512              -
     Adjustments to reconcile net loss to cash used
        by operating activities
     Decrease in prepaid expenses                                                                              -              -
     Increase in Discontinued Operations                                                                    (148)             -
     (Decrease) Increase in accounts payable and accrued expenses                                       (412,660)             -
                                                                                                   --------------    --------------
Net Cash Used by Operating Activities                                                                   (752,189)             -
                                                                                                   --------------    --------------
Cash flows from Investing Activities:
    Purchase of Property                                                                                 (45,114)             -
                                                                                                   --------------    ---------------
Net Cash used for Investing Activities                                                                   (45,114)             -
                                                                                                   --------------    --------------
Cash Flows from Financing Activities:

     Proceeds from stock issuance                                                                        505,200              -
     Capital Investment - Stocks to be Issued                                                          1,757,595
     Payments to Loans from officers                                                                    (168,731)             -
                                                                                                   --------------    --------------
Net Cash Provided by Financing Activities                                                              2,094,064              -
                                                                                                   --------------    --------------
Net Increase in Cash & Cash Equivalents                                                                1,296,761              -

Beginning Cash & Cash Equivalents                                                                              -              -
                                                                                                   --------------    --------------
Ending Cash & Cash Equivalents                                                                     $   1,296,761     $        -
                                                                                                   ==============    ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for Interest                                                                        $           -     $        -
                                                                                                   ==============    ==============
     Cash paid for Income Taxes                                                                    $           -     $        -
                                                                                                   ==============    ==============

NON-CASH TRANSACTIONS
     Common stock issued for services                                                              $         10      $        -
                                                                                                   ==============    ===============

See Accountants Review Report

                            IMPLANTABLE VISION, INC.
                      (Formerly Baymark Technologies, Inc.)
                          Notes to Financial Statements
                                 April 30, 2006
                                   (Unaudited)


NOTE 1 - PRESENTATION OF INTERIM INFORMATION:

In the opinion of the management of Implantable Vision, Inc., the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of April 30, 2006 and the results of operations for the three and nine-months ended April 30, 2006 and 2005, and cash flows for the nine-months ended April 30, 2006. Interim results are not necessarily indicative of results for a full year.

The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Company's audited financial statements and notes for the fiscal year ended July 31, 2005.

NOTE 2- CAPITAL STOCK TRANSACTIONS:

The authorized capital stock of the Company is 150,000,000 shares of common stock at $.001 par value and 100,000,000 shares of preferred stock at $.001 par value. In September 2005 the Company authorized a 1 for 10 reverse split of all common stock and cancelled the Preferred B shares of stock. All shares and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give the effects of the reverse stock split. The Company has issued an additional 29,710,000 shares of common stock in the nine months ended April 30, 2006. The Company raised additional capital for 1,476,971 shares of stock for stocks to be issued $1,477 and additional paid-in capital of $1,756.118.

NOTE 3 - SUBSEQUENT EVENT:

The Company has received a stock subscription of $2,750,000 for an additional 2,310,925 shares of stock, to be funded upon Registration of the shares.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws, as amended, provide to the fullest extent permitted by Utah law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth  below is a  statement  of  expenses  expected to be incurred by us in
connection  with  the  issuance  and   distribution  of  the  securities  to  be
registered, other than underwriting discounts and commissions.

Legal Fees                                                  $75,000
SEC Registration Fees                                       $6,590.30
Accounting Fees *                                           $10,000
Filing Fees *                                               $6,000
Printing & Engraving * share certificates and prospectuses  $1,000
Non-Accountable Expenses                                    $0

(* Estimates Only)

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Within the last three (3) years, the following sales have been made of our common stock. Consideration received is shown.


All the  purchases  occurred  within  the last  three  (3)  years.

--------------------------------- ------------ ------------------ ------------------ ----------------
Name & Address                    Price Per    Consideration       Date of            Number of
                                  Share                            Purchase           Shares
--------------------------------- ------------ ------------------ -----------------  ----------------
Eric Malinski                           $1.19            $305,000       2/14/2006          256,303
447 Saxon Place
Castle Rock, CO 80108
--------------------------------- ------------ ------------------ -----------------  ----------------
Larry Cahill                            $1.19          $2,000,000        4/6/2006        1,680,672
330 SouthGate Ct.
Cedar Rapids, OH 52406
--------------------------------- ------------ ------------------ -----------------  ----------------
David Clarkson                          $1.19             $50,575       1/26/2006           42,500
3403 Apiatan Ct.
Ft. Collins, CO 80524
--------------------------------- ------------ ------------------ -----------------  ----------------
Richard L. Clarkson                     $1.19            $101,150       1/20/2006           85,000
7657 San Remo Pl.
Orlando, FL 32835
--------------------------------- ------------ ------------------ -----------------  ----------------

                                       48



--------------------------------- ------------ ------------------ -----------------  ----------------
Richard D. Clarkson                     $1.19            $50,575        1/20/2006           42,500
11461 Lk Butler Blvd
Windermere, FL 34786
--------------------------------- ------------ ------------------ -----------------  ----------------
John Walz                               $1.19            $50,575        1/20/2006           42,500
3209 Town Center Ct.
Ft. Collins, CO 80524
--------------------------------- ------------ ------------------ -----------------  ----------------
Providence Investment                   $1.19           $200,000        2/15/2006          168,000
Management Group
525 E. 72nd St., Apt. 37H
New York, NY 10021
--------------------------------- ------------ ------------------ -----------------  ----------------
H. Thomas Monroe                        $1.19           $249,900         2/6/2006          210,000
2623 Merlin Dr.
Lewisville, TX 75056
--------------------------------- ------------ ------------------ -----------------  ----------------
Theon Enderle                           $1.19           $249,900        2/14/2006          210,000
7594 Lockhart Way
Boynton Beach, FL 33437
--------------------------------- ------------ ------------------ -----------------  ----------------
Maurice Bennett                         $1.19         $1,250,000         4/4/2006        1,050,420
164 S. Washington
Denver, CO  80209
--------------------------------- ------------ ------------------ -----------------  ----------------


The sales were made in reliance on the exemption under Section 4(6) of the Securities Act of 1933.




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


ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
No.

3.1  Articles of Incorporation*
3.2  Articles of Amendment*
3.3  Bylaws*
3.4  Certificate of Amendment*
3.5  Certificate of Amendment*
5.1 Opinion and Consent of Michael A. Littman, Attorney at Law (to be filed by Amendment)
4.1  Warrant "A"
4.2  Warrant "B"
23.1 Consent of Michael A. Littman, Attorney at Law (included in Exhibit 5.1 to be filed by Amendment)
23.2 Consent of Michael Johnson & Co., LLC
23.3 Consent of Jaspers + Hall, PC

* Previously filed and incorporated herein by this reference.

ITEM 28. UNDERTAKINGS. The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

     (iii)Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of North Olmsted, State of Ohio on June 29, 2006.


                                             IMPLANTABLE VISION, INC.


                                         By:  /s/Dr. George Rozakis
                                              --------------------------------
                                              Dr. George Rozakis
                                              President and
                                              Chief Executive Officer


                                         By:  /s/William Rozakis
                                              --------------------------------
                                              William Rozakis, Secretary


                                         By:  /s/William Rozakis
                                              --------------------------------
                                              William Rozakis
                                              Chief Financial Officer and
                                              Principal Accounting Officer

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of our Company in the capacities and on the dates indicated.

       Signature                     Title                Date


/s/Dr. George Rozakis               Director          June 29, 2006
----------------------------
Dr. George Rozakis

/s/Igor Valyunin                    Director          June 29, 2006
----------------------------
Igor Valyunin

/s/Jerry Kaeni                      Director          June 29, 2006
----------------------------
Jerry Kaeni



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